UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Strattec Security Corporation

(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2025

Notice of Annual Meeting and

Proxy Statement

September 11, 2025
3333 West Good Hope Road Milwaukee, Wisconsin 53209

Dear Fellow Shareholders,

I am pleased to be providing this update in my second Chairman’s Letter to Shareholders. Your Board of Directors has been fully engaged throughout the year, working to build a solid foundation for the Company’s long-term success.

Strengthened Governance. At last year’s annual meeting, shareholders overwhelmingly approved an amendment to the Company’s Articles of Incorporation to declassify the board. As a result, you will find in this proxy statement that every director is up for election this year. A declassified board is a best-in-class practice that enables shareholders to hold directors accountable on an annual basis, enhancing transparency, responsiveness, and alignment with shareholder interests. Along with our previously adopted “proxy access” amendments to the Company’s By-Laws, we believe that the Board is much more accountable to you, our shareholders, since my being appointed Chairman of the Board in January 2024.

New Management Driving Change. As referenced in last year’s letter, Jennifer Slater was named CEO on July 1, 2024. In her first fiscal year with the Company, Jen has energetically changed Strattec for the better, including quickly adding world-class executives such as Matthew Pauli, our Chief Financial Officer, Chey Becker-Varto, our Chief Commercial Officer, and Linda Redmann, our Chief People Officer, each of whom started in November 2024.

Strong Board Engagement. At each Board meeting, we review strategy and key personnel, among other matters. Importantly, with the guidance of Matteo Anversa as our recently-named Audit Committee Chair and given Matt’s extensive experience and capabilities, we have adopted new corporate-wide enterprise risk management and foreign exchange hedging policies, and improved our working capital management. Our Compensation Committee is focused on aligning management incentive compensation with shareholder interests, on both short- and long-term bases. And, our Nominating and Corporate Governance Committee is routinely assessing the proper size for our Board, succession and refreshment plans and potential new director candidates. During the year, your Board’s continuing education included outside experts regarding automotive industry developments and the head of purchasing from one of our largest customers. The Board also annually conducts a rigorous self-evaluation of its own functioning.

“Your Board of Directors has been fully engaged throughout the year, working to build a solid foundation for the Company's long-term success.”

Solid Balance Sheet and Strengthened Earnings Power. Creation of long-term shareholder value continues to be our overarching goal. Strattec generated $72 million in cash in Fiscal 2025 ending the year with a very solid balance sheet and cash position of $85 million. We are cognizant of this financial strength and are focused on appropriate oversight of capital. As I reported in last year’s letter, during FY2024, Strattec’s stock increased by nearly 32% compared with just over 22% for the S&P 500. This past fiscal year, Strattec’s stock increased by 149% compared with 14% for the S&P 500. We have been fortunate to enjoy two consecutive years of favorable stock performance that we believe is the result of the strengthened performance of the Company. Yet, we also recognize that the automotive industry is cyclical and is subject to exogenous factors. Given that, we remain focused on what we can control and on building a sustainable business with long-term performance to help drive shareholder value.

Shareholder Engagement. As a Board, we readily welcome feedback from our shareholders. Shareholders may send communication by mail or overnight delivery addressed as follows: Board of Directors (or Committee Chair, Board Member, or Non-Management Directors, as the case may be appropriate), c/o Secretary, Strattec Security Corporation, 3333 West Good Hope Road, Milwaukee, Wisconsin, 53209, as described under our Investor Relations portion of our Company’s website, https://investors.strattec.com/information-request.

Thank you for your investment in Strattec.

Sincerely, F. JACK LIEBAU, JR. Chairman of the Board

Notice of Annual Meeting of Shareholders

The Annual Meeting of Shareholders (the “Annual Meeting”) of Strattec Security Corporation, a Wisconsin corporation, will be held at The Pfister Hotel, 424 E Wisconsin Avenue, Milwaukee, Wisconsin 53202, on Wednesday, October 15, 2025, at 8:00 a.m. local time, for the purposes of considering and taking action on the following:

Meeting Information

Wednesday, October 15, 2025 8:00 a.m. local time	Pfister Hotel, 424 E Wisconsin Avenue, Milwaukee, Wisconsin 53202	Shareholders of record at the close of business on August 15, 2025 are entitled to vote at the Annual Meeting.

Meeting Agenda

Item		Board Recommendation
1.	To elect six directors to serve until the 2026 Annual Meeting of Shareholders;	FOR
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 28, 2026;	FOR
3.	To approve, on an advisory basis, a resolution approving the compensation of the Company's named executive officers;	FOR
4.

To take action with respect to any other matters that may be properly brought before the Annual Meeting and that might be considered by the shareholders of a Wisconsin corporation at their annual meeting.

FOR

By order of the Board of Directors

Matthew Pauli,
Secretary

Milwaukee, Wisconsin

September 11, 2025

Shareholders of record at the close of business on August 15, 2025 are entitled to vote at the Annual Meeting. Your vote is important to ensure that a majority of our stock is represented. Whether or not you plan to attend the Annual Meeting in person, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your vote is being solicited by the Board of the Directors of the Company. If you later find that you may be present at the Annual Meeting or for any other reason desire to revoke your proxy, you may do so at any time before it is voted. Shareholders holding shares in brokerage accounts (“street name” holders) who wish to vote at the Annual Meeting will need to obtain a proxy form and voting instructions from the institution that holds their shares.

Frequently Referenced Topics
Fiscal Year 2025 Financial Highlights	2
Directors’ Skills Matrix	17
Shareholder Engagement	3
Director Committees	18
Pay Versus Performance	34

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting of Shareholders to be held on October 15, 2025: This Proxy Statement and the Accompanying Annual Report are Available at www.strattec.com

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Strattec Security Corporation ("Strattec", "the Company," "we," "us," or "our") of proxies, in the accompanying form, to be used at the Annual Meeting to be held at The Pfister Hotel, 424 E Wisconsin Avenue, Milwaukee, Wisconsin 53202, on Wednesday, October 15, 2025, at 8:00 a.m. local time, and any adjournments thereof. Only shareholders of record at the close of business on August 15, 2025 will be entitled to notice of and to vote at the Annual Meeting. There will be no presentation regarding our operations at the Annual Meeting. The only matters to be discussed at the Annual Meeting are the matters set forth in this Proxy Statement for the 2025 Annual Meeting of Shareholders and such other matters as are properly presented at the Annual Meeting.

Our principal executive offices are located at 3333 West Good Hope Road, Milwaukee, Wisconsin 53209. It is expected that our Annual Report to Shareholders, this Proxy Statement and the accompanying form of proxy will be mailed, furnished or otherwise made available to shareholders on or about September 11, 2025

Digital Key Fob

Passive Entry Passive Start

Systems

Key Fobs & Start Stop

Buttons

Locksets & Steering Column Locks

Latches

Tailgates and liftgate

Hood and frunk

Seat back

Power Access

Solutions

Tailgates and liftgate

Sliding and swing

doors Decklid and frunk

Power Access

Components

Steering WheelSwitches

Transmission

Paddle Shifters

Electronic Shifter

Modules

Prioritized Growth

Select User Interface Controls

Vehicle Access

Security & Authorization

Legacy Continuity

FY 2025 Closing Price $61.02	52-Week High/Low $61.02 / $22.65

Institutional Ownership 74.8%	Shares Outstanding 4.0M

Insider Ownership 3.9%	Founded: 1908 Public Company: 1995

Proxy Summary / About Strattec

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement and also provides business, financial and governance highlights. Please read the entire Proxy Statement carefully before voting.

About Strattec (Nasdaq: STRT)

Leader in Smart Vehicle Access, Security and Authorization Solutions

Delivering Innovative, Comprehensive Range of Solutions to the Automotive Industry

Strattec is a leading global provider of advanced automotive access, security & authorization solutions for leading vehicle manufacturers, primarily in the U.S. With a history spanning over 110 years, Strattec has consistently been at the forefront of innovation in vehicle security, transitioning from mechanical to integrated electro-mechanical systems. Its highly-engineered products include power access solutions, latches, vehicle start systems, keys, fobs & accessories, locks & locksets, door handles and other access products. Power access solutions provide the motion control for power liftgates, sliding power doors and power tailgates.

www.strattec.com 1

Proxy Summary / About Strattec

Financial Results

Net Sales ($ in millions)	Gross Profit & Margin	Diluted Earnings per Share

Cash Flow from Operations ($ in millions)	Strong Balance Sheet: Cash on hand ($ in millions)	FY25 compared to FY24
Net Sales Increase of 5.1% Gross Profit increase of 280bps

2 Strattec | 2025 Proxy Statement

Proxy Summary / Governance Highlights

Governance Highlights

Shareowner Rights

  One vote per share and no dual-
      class share structure

  Annual elections and majority
      voting for directors

  Shareholder right to proxy
      access

  Direct access
      for communication to the Board

Board Independence

  5 of 6 director nominees are
      independent

  Separate roles of Chair and
      CEO

  Executive sessions without
      management at all Board
      meetings

  Recently refreshed Board with
      1 new director in 2022, 2 new
      directors in 2023 and 1 new
      director in 2024

  Focus on board composition
      with skills matrix

Other Governance Practices

  Active and engaged directors
      with 100% attendance

  Annual board, committee and
      individual director
      self-evaluations

  Gender and ethnically diverse
      Board

  Meaningful stock ownership
      and retention requirements

  Strong anti-hedging &
      anti-pledging stock trading
      provisions and Clawback
      Policy

Shareholder Engagement

Initiated proactive investor relations program
Began quarterly earnings calls for shareholders for the first time in Company’s history as a public company
Actively participated in investor conferences and shareholder one-on-one meetings
Met with 46% of the 2.8 million shares held by institutional holders

www.strattec.com 3

Proxy Summary / Board Overview

Board Overview

Director Nominees

The following table provides summary information about each of the 6 director nominees, and the committees they serve on.

Name and Occupation	Age	Director Since	Independent	Committees

Matteo Anversa Chief Financial Officer, Logitech International	54	2024	Yes	• Audit (Chair) • Compensation • Nominating and Corporate Governance

Tina Chang Chairman of the Board and Chief Executive Officer, SysLogic Inc.	53	2022	Yes	• Audit • Compensation • Nominating and Corporate Governance (Chair)

Thomas W. Florsheim, Jr. Chairman of the Board and Chief Executive Officer, The Weyco Group, Inc.	67	2012	Yes	• Audit • Compensation (Chair) • Nominating and Corporate Governance

F. Jack Liebau, Jr. Private Investor	61	2023	Yes	• Audit • Compensation • Nominating and Corporate Governance

Bruce M. Lisman Private Investor	78	2023	Yes	• Audit • Compensation • Nominating and Corporate Governance

Jennifer L. Slater President and Chief Executive Officer, Strattec	51	2024	No	• None

Director Skills Matrix

The Director Skills Matrix shown below summarizes the key skills and expertise that we consider important for our directors considering our business strategy.

Corporate Skills Experience:		Functional Skills Experience:

President /CEO/Executive Mgmt	6/6	Engineering	1/6
CFO / Audit / Controller	1/6	Financial	6/6
Automotive Industry	2/6	Information Technology	4/6
Strategic Planning	6/6	Sales / Marketing	3/6
Mergers & Acquisitions	5/6	Operations	3/6
International Business	5/6	Risk Management	6/6
Corporate Governance	6/6	Public Relations	1/6
Public Company Boards	6/6	Human Resources	1/6
Private Company Boards	5/6	Compensation	5/6
		Legal	1/6
		E-commerce	3/6
		Distribution	5/6

Board Refreshment

2012	2022	2023	2023	2024	2024
Thomas W. Florsheim, Jr.	Tina Chang	F. Jack Liebau, Jr.	Bruce M. Lisman	Matteo Anversa	Jennifer Slater

4 Strattec | 2025 Proxy Statement

Proxy Summary / Leadership Updates in Fiscal 2025

Leadership Updates since July 1, 2024

Jennifer Slater was appointed President and CEO on July 1, 2024, the start of the fiscal year
Chey Becker-Varto was appointed Chief Commercial Officer effective November 11, 2024
Linda Redmann was appointed Chief People Officer effective November 11, 2024
Matt Pauli was appointed Senior Vice President and Chief Financial Officer effective November 13, 2024
Rebecca Fischer was appointed Vice President of Supply Chain effective February 24, 2025
Rolando J. Guillot, Sr. Vice President Operations and Chief Operating Officer announced his retirement effective September 30, 2025
Aaron Byrne was appointed Vice President of Operations effective July 14, 2025 following the end of fiscal 2025

Strattec Leadership Team

Jennifer L. Slater
President and CEO

•
With over 25 years in the automotive industry, Ms. Slater is recognized as a transformative leader with extensive experience, engineering, finance, sales and product strategy.
•
Prior to joining Strattec, Ms. Slater advanced through increasingly challenging roles at Sensata Technologies (NYSE: ST) to EVP and General Manager. In that role, she led its $2.7 billion global Performance Sensing Segment serving the automotive and heavy vehicle/off road markets. Previously at Clarios, LLC, she led the over $3 billion Original Equipment business and shaped the global efforts to address the growing demand for vehicle electrification and autonomy.
•
She earned a Bachelor of Science in Mechanical Engineering from the University of Michigan-Dearborn and a Master of Business Administration from Walsh College.
•
Ms. Slater has served as a director of Valvoline Inc. (NYSE: VVV), an American retail automotive services company, since July 2022 and is a member of the MEMA Original Equipment Suppliers board of directors since January 2025.
•
Ms. Slater was recognized by Automotive News 100 leading women in 2025.

www.strattec.com 5

Proxy Summary / Leadership Updates in Fiscal Year 2025

Matthew P. Pauli
Senior Vice President and Chief Financial Officer

•
Mr. Pauli is a seasoned and strategic financial executive with over 24 years of experience driving growth, optimizing financial performance, and ensuring operational excellence.
•
Before joining Strattec, he was Executive Advisor and CFO of CentroMotion, a global manufacturer of highly engineered products serving the a broad variety of industrial markets, where he managed the global financial, information technology and legal operations. Previously, Mr. Pauli held senior finance roles at Enerpac (NYSE: EPAC), including Corporate Controller/Chief Accounting Officer, and VP Finance.
•
Mr. Pauli began his career at Ernst & Young and holds Bachelor of Business Administration in Accounting from the University of Wisconsin-Whitewater.

Chey D. Becker-Varto
Senior Vice President and Chief Commercial Officer

•
Ms. Becker-Varto brings over 25 years of experience in the automotive industry ranging from finance, through purchasing and into sales and global executive leadership roles. She previously served as Chief Commercial Officer at Vayan Group, where she doubled the sales pipeline, implemented more sophisticated customer relationship management systems, and modernized revenue operations. Prior to that, she held leadership roles at Clarios, JD Norman Industries, and GST AutoLeather, driving growth, enhancing procurement strategies, and optimizing organizational processes. She began her career at Lear Corporation.
•
Ms. Becker-Varto holds a Master of Science in Information Management & Communications from Walsh College and a dual Bachelor of Science in International Business & Spanish from Central Michigan University, including study abroad in Mexico.

6 Strattec | 2025 Proxy Statement

Proxy Summary / Leadership Updates in Fiscal 2025

Aaron E. Byrne
Senior Vice President and Chief Operations Officer

•
With over 25 years of experience in manufacturing and operational leadership, Mr. Byrne brings the breadth of skills and knowledge required to drive operational excellence. Most recently, he served as Chief Production Officer at SK Battery America (SKbA), where he led high-volume EV battery production for major OEMs. There he was insturmental in building systems and processes to support safety, quality, and rapid growth across a workforce of more than 3,000 employees.
•
Prior to SKbA, Mr. Byrne held senior roles at Clarios and Johnson Controls, including Executive Director of Global Business Expansion, Director of U.S. Operations, and Director of Program Management. Throughout his career, he has successfully led large-scale plant operations, turnaround initiatives, capital projects, and quality system implementations.
•
Aaron holds a Master in Business Administration from the University of Notre Dame and a Bachelor of Business Administration from Northwood University. He is a certified Six Sigma Black Belt.

Rolando J. Guillot
Senior Vice President and Chief Operations Officer

•
Mr. Guillot has been a key leader at Strattec since 1996, advancing through several pivotal roles. He was promoted to Chief Operations Officer in March 2023, overseeing Strattec’s global manufacturing and operational strategies. Earlier in his career at Strattec, Mr. Guillot held progressively challenging positions of leadership for the Company’s operations in Mexico including Vice President of Mexican Operations.
•
Mr. Guillot has announced his retirement, which will be effective September 30, 2025.

www.strattec.com 7

Proxy Summary / Leadership Updates in Fiscal Year 2025

Richard P. Messina
Senior Vice President and Chief Technology Officer

•
Mr. Messina has served in a variety of positions during his 17 years of tenure at Strattec and was appointed to his current position in June 2023. Previously, he served in dual leadership roles as VP of Global Engineering and Purchasing and VP of Global Sales and Access Control Products Engineering. Previously, Mr. Messina was the Chief Engineer of Delphi Power Products and held several leadership roles within Delphi.
•
Mr. Messina earned a Master of Business Administration from Oakland University and a Bachelor of Science in Mechanical Engineering from Kettering University

Linda M. Redmann
Chief People Officer

•
Ms. Redmann’s career in human capital management spans leadership roles at organizations such as Korn Ferry, Bolder HR, and Zimmer Biomet, where she guided cultural transformations, organizational design, and M&A integration to support business growth. She also supported strategic human resources initiatives for the initial public offering at SomaLogic to prepare and support the business and its people in the transition from private to public.
•
Ms. Redmann earned a Master of Business Administration from Loyola University Chicago and Bachelor of Business Administration from Tiffin University.

8 Strattec | 2025 Proxy Statement

Corporate Governance Matters / Board Leadership Structure

CORPORATE GOVERNANCE MATTERS

Board Leadership Structure

We currently have different persons serving as our Chief Executive Officer and as Chairman of our Board of Directors. F. Jack Liebau, Jr. has served the Chair of our Board since January 1, 2024, and Jennifer Slater is our President and Chief Executive Officer. Although our Board of Directors does not have a formal policy with respect to its leadership structure, we have historically had different persons serve as our Chief Executive Officer and Chairman of the Board of Directors. The Board of Directors believes that the current structure of appointing an independent non-executive Chair best serves Strattec as a good governance practice because it allows Ms. Slater to focus on managing the Company's day-to-day business and implementing our strategies while allowing Mr. Liebau to lead the Board of Directors in its primary role of review and oversight of executive management. The Board of Directors also believes that its leadership structure has created an environment of open, efficient communication between the Board of Directors and management, enabling the Board of Directors to maintain an active, informed role in fulfilling its duties.

Although we believe that separating the Chairman and Chief Executive Officer roles is appropriate for the foreseeable future, we will continue to review this issue periodically to determine whether, based on the relevant facts and circumstances at such time, combining these offices would serve our best interests and the best interests of our shareholders and other constituencies.

Members: Matteo Anversa, Chair Tina Chang Thomas W. Florsheim, Jr. F. Jack Liebau, Jr. Bruce Lisman Independence: All members of the committee are independent Meetings in 2025: 9	Audit Committee
The Audit Committee is responsible for assisting our Board of Directors with oversight of:
(1) the integrity of our financial statements;
(2) our compliance with legal and regulatory requirements;
(3) our independent auditor’s qualifications and independence;
(4) the performance of our internal accounting function and the independent auditors; and
(5) the scope and adequacy of our internal controls.

In addition, Audit Committee members participate in quarterly meetings with members of management and our outside auditors to review our quarterly earnings releases and quarterly financial statements prior to their issuance or filing with the U.S. Securities and Exchange Commission (the “Commission”). Our Audit Committee has the direct authority and responsibility to appoint, replace, compensate, oversee and retain the independent auditors, and is an “audit committee” for purposes of Section 3(a)(58)(A) of the Securities Exchange Act of 1934.

Members: Thomas W, Florsheim, Jr., Chair Matteo Anversa Tina Chang F. Jack Liebau, Jr. Bruce Lisman Independence: All members of the committee are independent Meetings in 2025: 6	Compensation Committee
The Compensation Committee, is responsible for oversight of the:
(1) compensation and benefits of our executive officers (including our Chief Executive Officer);
(2) recommendations to our Board of Directors with respect to incentive compensation plans and equity-based plans;
(3) administration of our incentive compensation plans and equity-based plans in accordance with the responsibilities assigned to the Committee under any and all such plans; and
(4) recommendations to our Board of Directors with respect to the compensation of our non-employee directors.

www.strattec.com 9

Corporate Governance Matters / Nominating and Corporate Governance Committee

Members: Tina Chang, Chair Matteo Anversa Thomas W. Florsheim, Jr. F. Jack Liebau, Jr. Bruce Lisman Independence: All members of the committee are independent Meetings in 2025: 5	Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee, is responsible for assisting our Board of Directors by:
(1) identifying individuals qualified to become members of our Board of Directors and its committees;
(2) recommending guidelines and criteria to the Board of Directors to determine the qualifications of potential directors;
(3) making recommendations to the Board of Directors concerning the size and composition of the Board and its committees, including developing and annually reviewing our director skills matrix;
(4) recommending to our Board of Directors nominees for election to the Board at the annual meeting of shareholders;
(5) developing and recommending to our Board of Directors a set of corporate governance principles applicable to our business; and
(6) assessing director performance and the effectiveness of the Board of Directors as a whole.

Charters of Committees

Our Board of Directors has adopted, and may amend from time to time, a written charter for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. We make available on our website at www.strattec.com, free of charge, copies of each of these charters. We are not including the information contained on or available through our website as a part of, or incorporating such information by reference into, this Proxy Statement.

Board Oversight of Risk

The Board, as a whole and through its committees, has responsibility for the oversight of risk management at the Company. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board receives reports from management on financial, operational, legal, regulatory, technology, compliance and reputation risks and the degree of exposure to those risks.

The Board oversees an enterprise-wide approach to risk management, which is designed to (i) support the achievement of organizational objectives, including strategic objectives, (ii) improve long-term organizational performance and (iii) enhance shareholder value. Several Board committees are responsible for risk oversight in specific areas. The Board relies on the Audit Committee to address significant financial risk exposures and the steps management has taken to monitor, control and report such exposures to the Board, including the Company’s risk assessment and risk management guidelines and policies. The Compensation Committee monitors and evaluates risks arising from the Company’s compensation policies and practices for its employees, while the Nominating and Corporate Governance Committee has oversight responsibility to ensure that Strattec’s governance standards establish effective systems for monitoring and accountability.

Board Self-Assessment and Evaluation

As part of an annual self-evaluation process, the directors consider various topics relating to the Board’s and each Board committee’s role, structure, composition, relationship with management, access to information and resources, process, and responsibilities, as well as the overall mix of director experiences and skills. The Board and each of its committees independently review and discuss the results of the annual self-assessments. Any matters arising from the self-evaluation process are discussed with both the Chair and in executive session among the directors. The Board’s succession planning considers the results of this self-evaluation, together with other information, including the overall mix of tenure, experience, and skills of the directors, upcoming expected retirements of individual directors, the experience and skills that would be desirable for future directors, and the needs of the Board and its committees at the time.

10 Strattec | 2025 Proxy Statement

Corporate Governance Matters / Code of Business Ethics

Code of Business Ethics

We have adopted a Code of Business Ethics that applies to all of our employees, including our principal executive officer, principal financial officer and principal accounting officer, and to our non-employee directors. A copy of our Code of Business Ethics is available on our website. We also intend to disclose any amendments to, or waivers from, our Code of Business Ethics on our corporate website.

Further, we have established whistle-blower procedures which provide a process for the confidential and anonymous submission, receipt, retention and treatment of complaints regarding financial accounting, internal controls or auditing matters. These procedures provide protections to employees who report possible misconduct impacting the Company.

Transactions with Related Persons

During fiscal 2025, Strattec did not engage in any related party transactions within the meaning of the rules of the Commission.

The charter for our Audit Committee provides that one of the responsibilities of our Audit Committee is to review and approve related party transactions in accordance with the listing standards or requirements of the NASDAQ Stock Market. Although we do not currently have a formal written set of policies and procedures for the review, approval or ratification of related person transactions, we do have written procedures in place to identify related party transactions that may require Audit Committee approval. These procedures include annual submission of director and officer questionnaires. Where a related party transaction is identified, the Audit Committee reviews and, where appropriate, approves the transaction based on whether it believes that the transaction is at arm’s length and contains terms that are no less favorable than what we could have obtained from an unaffiliated third party.

Communications between Shareholders and the Board of Directors

Our shareholders may communicate with our Board of Directors or any of our individual directors by directing such communication to our Secretary at the address of our corporate headquarters, 3333 West Good Hope Road, Milwaukee, Wisconsin 53209. Each such communication should indicate that the sender is a shareholder of Strattec and that the sender is directing the communication to one or more of our individual directors or to our Board as a whole.

All communications will be compiled by our Secretary and submitted to our Board of Directors or the applicable individual directors on a monthly basis unless such communications are considered, in the reasonable judgment of our Secretary, to be improper for submission to the intended recipient(s). Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to Strattec or our business or communications that relate to improper or irrelevant topics. Our Secretary may also attempt to handle a communication directly where appropriate, such as where the communication is a request for information about Strattec.

Shareholder Proxy Access

In accordance with our Bylaws, as amended, a shareholder may also request that the Company include in its proxy statement in which it solicits proxies with respect to the election of directors at an annual meeting of shareholders, any person nominated for election (a “Shareholder Nominee”) to the Board by a shareholder or by a group of not more than twenty Shareholders that (i) satisfies the requirements of 2.01(d) of our Bylaws (such individual shareholder or shareholder group, including each member thereof, to the extent the context requires, an “Eligible Shareholder”), and (ii) expressly requests in the notice required by such Section 2.01(d) to have the Shareholder Nominee included in the Company’s proxy materials pursuant to such Section 2.01(d). The information that the Company will include in its Proxy Statement is the information provided by the Eligible Shareholder to the secretary of the Company concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Company’s Proxy Statement by the regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and if the Eligible Shareholder so elects, a written statement, not to exceed 500 words, in support of the Shareholder Nominee’s candidacy (the “Statement”). The Company may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation. The Company will not be required pursuant to Section 2.01(d) to include any information regarding a Shareholder Nominee in its proxy materials for any meeting of shareholders for which any person is engaging in a solicitation within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at such meeting other than Shareholder Nominees or nominees of the Board. The maximum number of Shareholder Nominees nominated by all Eligible Shareholders that the Company shall be required to include in its proxy materials with respect to an Annual Meeting generally shall not exceed the greater of (i) two, or (ii) 20% of the total number of members of the Company’s Board rounded to the closest whole number below 20%.

www.strattec.com 11

Corporate Governance Matters / Shareholder Proxy Access

The Company will be required to include information regarding a Shareholder Nominee in its proxy materials with respect to an Annual Meeting only if the notice of the nomination relating to the Shareholder Nominee is delivered to, or mailed to and received by, the Secretary of the Company no earlier than 120 days and no later than 90 days before the anniversary of the previous year’s annual meeting of shareholders, provided, however, that if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs, or if the Company is holding a special meeting of shareholders, then the shareholder must deliver the notice a reasonable time before the Company issues its proxy materials, as specified by the Company in a Current Report on Form 8-K filed pursuant to Item 5.08.

12 Strattec | 2025 Proxy Statement

Director Nominees / Proposal 1: Election of Six Directors

DIRECTOR NOMINEES

Proposal 1: Election of Directors

The Proposal

Our Board currently has established the number of directors at six members. The Board has nominated each of the following individuals for election for a one-year term expiring at the annual meeting of shareholders to be held in 2026.

Nominees for election at the Annual Meeting:

Board of Directors Recommendation

The Board of Directors recommends that shareholders vote FOR the election of the following nominees as directors of Strattec to serve for a one year term expiring at the 2025 Annual Meeting of Shareholders, provided that Proposal 1 is approved by shareholders: Tina Chang, Thomas W. Florsheim, Jr., F. Jack Liebau, Jr., Bruce M. Lisman, Jennifer L. Slater, and Matteo Anversa.

Tina Chang

Chairman of the Board and Chief Executive Officer of SysLogic, Inc.

Ms. Chang has served as Chairman of the Board and the Chief Executive Officer of SysLogic, Inc., an information systems consulting and services firm since 1996. Ms. Chang is also an owner of several other companies focused on product innovation, social benefits and cybersecurity. Ms. Chang has served on the board of directors of Central States, Inc. since 2019. She has also served as a director of Weyco Group, Inc. (Nasdaq: WEYS) since 2007.

Skills and Qualifications

•
Ms. Chang brings significant expertise in information technology, cybersecurity and business process development, areas that are increasingly important to Strattec's business and risk oversight. She also contributes broad governance and leadership experience from her service on other public and private company boards.

Independent Age 53 Director Since 2022 Committees • Audit • Compensation • Nominating and Corporate Governance (Chair)

Thomas W. Florsheim, Jr.

Chairman of the Board and Chief Executive Officer of the Weyco Group, Inc.

Mr. Florsheim has served as the Chairman of the Board and Chief Executive Officer of Weyco Group, Inc. (NASDAQ: WEYS), a company engaged in the business of the design and distribution of quality and innovative footwear, since 2002.

Skills and Qualifications

•
Mr. Florsheim offers extensive leadership experience as the Chief Executive Officer of a public company, with expertise in mergers and acquisitions, financial oversight, compensation matters and organizational development. His career in consumer goods has given him meaningful experience in manufacturing, marketing and global operations.

Independent Age 67 Director Since 2012 Committees • Audit • Compensation (Chair) • Nominating and Corporate Governance

www.strattec.com 13

Director Nominees / Proposal 1: Election of Six Directors

Bruce M. Lisman

Private investor

Mr. Lisman is a private investor. He serves on the boards of two other public companies — Myers Industries (NYSE: MYE) since 2015 and Associated Capital Group (NYSE: AC) since 2015, and two private companies — National Life Group, a mutual life insurance company, since 2004 and Bank of Burlington since 2022. Mr. Lisman was previously Chairman of JP Morgan’s Global Equity Division (2008-2009), and Head or Co-Head of Bear Stearns Global Equity Division from 1987 to 2008.

Skills and Qualifications

•
Mr. Lisman contributes extensive public company board and committee leadership experience, as well as senior executive expertise in capital markets and investment management.

Independent Age 78 Director Since 2023 Committees • Audit • Compensation • Nominating and Corporate Governance

F. Jack Liebau, Jr.

Private investor

Mr. Liebau is a private investor. Mr. Liebau formerly served as managing director of Beach Investment Counsel, Inc., an investment management company. Mr. Liebau is the former President and CEO of Roundwood Asset Management, a subsidiary managing public equities for Alleghany Corporation’s insurance companies, the former President and Founder, Liebau Asset Management Company and the former Partner and Portfolio Manager for Davis Funds and Primecap Management Company, investment management firms.

Mr. Liebau’s current and former directorships include: Board Chair and director of Myers Industries, Inc. (NYSE: MYE) since 2015; director of Motorcar Parts of America, Inc. (Nasdaq:MPAA), a remanufacturer, manufacturer, and distributor of automotive aftermarket parts since 2024; and director of BNY Mellon ETF Trust.

Skills and Qualifications

•
Mr. Liebau brings deep financial, strategic and investment expertise. He has significant corporate governance experience through service on numerous public and private boards across industries, and brings an ability to work effectively with management teams, analyze strategic options and communicate with various constituencies.

Independent Age 61 Director Since 2023 Committees • Audit • Compensation • Nominating and Corporate Governance

14 Strattec | 2025 Proxy Statement

Director Nominees / Proposal 1: Election of Six Directors

Jennifer L. Slater

President and Chief Executive Officer of Strattec

Ms. Slater has served as Strattec's President and Chief Executive Officer since July 1, 2024. Ms. Slater had most recently served as Executive Vice President and General Manager, Performance Sensing, of Sensata Technologies, Inc. (NYSE: ST), a global industrial technology company, since April 2024, after serving as Senior Vice President, Automotive & Aftermarket, beginning April 2023. Ms. Slater also served as the Vice President and General Manager of Sensata’s Heavy Duty and Off-Road business from September 2022 through March 2023. From 2019 to September 2022, Ms. Slater served as Group Vice President and General Manager, Global OE and Products, at Clarios, LLC, a manufacturer and distributor of advanced energy storage solutions for the automotive market. Ms. Slater has served as a director of Valvoline Inc. (NYSE: VVV), an American retail automotive services company since July 2022.

Skills and Qualifications

•
Ms. Slater brings significant leadership experience in the automotive and industrial technology sectors, with expertise in product management, strategy and sales. Her role as CEO of Strattec and service on another public company board strengthen her qualifications.

Age 51 Director Since 2024 Committees NA

Matteo Anversa

Chief Financial Officer of Logitech International

Mr. Anversa has served as the Chief Financial Officer of Logitech International (SIX: LOGN) (Nasdaq: LOGI), a Swiss public company that designs software-enabled hardware solutions since 2024. He previously served as Executive Vice President of Finance, Chief Financial Officer, and Treasurer of Gentherm, Inc. (Nasdaq: THRM), a market leader in thermal and pneumatic comfort in the automotive industry, from January 2019 through August 2024. Mr. Anversa served as a director of Gabelli Value for Italy (VALU), an Italian company listed on AIM Italia, from 2018 to 2020.

Skills and Qualifications

•
Mr. Anversa provides extensive financial expertise, including as a public company executive officer, and brings substantial experience in the automotive industry and global finance. His experience as a director of a foreign exchange listed company also enhances his qualifications.

Independent Age 54 Director Since 2024 Committees • Audit (Chair) • Compensation • Nominating and Corporate Governance

Board of Directors Recommendation

Our Board of Directors unanimously recommends voting FOR the election of each of the nominees.

www.strattec.com 15

Director Nominees / Director Nominations and Selection Process

Director Nominations and Selection Process

The Nominating and Corporate Governance Committee will consider director nominees recommended by shareholders in accordance with our Bylaws, as amended. Pursuant to Section 2.01(c) of our Bylaws, a shareholder may nominate a candidate for election as a director of the Company only if written notice of such intention is received by the Secretary, either by personal delivery or by United States mail, postage prepaid, and received at the Company's principal executive offices (i) in the case of an annual meeting, not less than 90 nor more than 120 days prior to the one year anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (ii) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. The proponent's notice must include the undertakings and information required by Section 2.01(c).

The Nominating and Corporate Governance Committee believes that a nominee recommended for a position on our Board of Directors must have an appropriate mix of director characteristics, experience, diverse perspectives and skills. In light of the foregoing, our Board has adopted director selection criteria, a copy of which are available on our website. These criteria are periodically reviewed by the Nominating and Corporate Governance Committee and generally require absence of material conflicts of interest of all independent and non-management directors. The criteria also describe the personal attributes and the broad mix of skills and experience of directors sought by the Company in order to enhance the diversity of perspectives, professional experience, education and other relevant attributes and the overall strength of the composition of the Board taking into account the uniqueness attributable to Strattec’s industry. These director selection criteria work in concert with our director skills matrix and amended Bylaws, as described above, in helping our Nominating and Corporate Governance Committee identify and select director candidates to our Board. In this regard, some of the criteria that may be taken into account by the Nominating and Corporate Governance Committee include personal integrity and high ethical character; professional excellence; accountability and responsiveness; absence of conflicts of interest; fresh intellectual perspectives and ideas; and relevant expertise and experience (including related to financial and accounting matters) and the ability to offer advice and guidance to management based on that expertise and experience that coincides with Strattec’s strategic initiatives.

Director Independence; Audit Committee Financial Expert

Our Board of Directors has reviewed the independence of our continuing directors and the nominees for election to the Board at the Annual Meeting under the applicable listing standards of the NASDAQ Stock Market. Based on this review, our Board of Directors determined that all directors listed in this Proxy Statement are independent under the NASDAQ Stock Market listing standards other than Ms. Slater, who is not independent due to her role as Strattec's President and Chief Executive Officer.

Our Board of Directors has determined that at least one of the members of our Audit Committee qualifies as an “audit committee financial expert” as defined by the rules of the Commission. Matteo Anversa, the Chair of the Audit Committee, and F. Jack Liebau, Jr., Board Chair, each qualify as an “audit committee financial expert” based on their respective work experience and education.

16 Strattec | 2025 Proxy Statement

Director Nominees / Director Qualifications and Skills Matrix

Director Qualifications and Skills Matrix

We believe our director nominees are talented individuals with diverse skill sets and backgrounds, as reflected in their biographies set forth below. Many of the directors have extensive and direct automotive industry experience and/or experience in various industries that impact key functional areas of our business, such as in electronics, financial and technology matters. The directors also have varying educational backgrounds, levels of schooling and public company board experience, including a mix of college, post-graduate and multiple public board and committee experience that brings strengths and diversity to our Board.

The director skills matrix shown below summarizes the key skills and expertise that we consider important for our directors, considering our business strategy. Specifically, the following matrix highlights the key skills, experiences, qualifications and attributes that our Nominating and Corporate Governance Committee considers in evaluating the strength and diversity of the Board. A mark indicates a specific area of focus or expertise on which the Board particularly relies. Not having a mark does not mean the incumbent or nominee director does not possess that qualification or skill.

	Anversa	Chang	Florsheim	Liebau	Lisman	Slater
Corporate Skills Experience:
President /CEO/Executive Mgmt
CFO / Audit / Controller
Automotive Industry
Strategic Planning
Mergers & Acquisitions
International Business
Corporate Governance
Public Company Boards
Private Company Boards
Functional Skills Experience:
Engineering
Financial
Information Technology
Sales / Marketing
Operations
Risk Management
Public Relations
Human Resources
Compensation
Legal
E-commerce
Distribution

33% WOMEN	59.5 YRS AVERAGE

www.strattec.com 17

Director Nominees / Committee Membership, Meetings and Attendance

Committee Membership, Meetings and Attendance

Meetings and Director Attendance

Our Board of Directors held five meetings in fiscal 2025, and all of our directors who served as directors during fiscal 2025 attended more than 75% of the meetings of the Board and the committees of the Board on which they served at the time of such meetings. Executive sessions, or meetings of non-employee directors without management present, are held at each Board meeting.

The committees of our Board of Directors consist of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The chart below identifies the members and chair of each of these committees.

Committee Members	Audit	Compensation	Nominating and Corporate Governance
Matteo Anversa	(Chair)
Tina Chang			(Chair)
Thomas Florsheim		(Chair)
Jack Liebau
Bruce Lisman

Ms. Slater, as our Chief Executive Officer, is not a member of any Board committee but regularly attends Board and committee meetings.

Stock Ownership Requirements

Ownership of Company stock by executives directly aligns their interests with shareholders. Accordingly, the Company maintains stock ownership guidelines for NEOs equal in value to a multiple of their base salary, with the levels for current NEOs set forth in the table below.

•
CEO: 5x annual base salary
•
Other NEOs: 2x annual base salary

Shares directly and beneficially owned will be counted towards these holding guidelines, as well as time-based restricted share grants prior to vesting. Executives are required to hold all net vested shares from equity awards until they meet their guideline.

Attendance of Directors at Annual Meetings of Shareholders

Although we do not have a formal policy regarding the attendance of our directors and nominees for election as directors at our Annual Meeting, our directors are encouraged to attend the Annual Meeting. Accordingly, we expect that all of our directors, whether up for re-election at the Annual Meeting or not, will attend the Annual Meeting absent a valid reason, such as a schedule conflict or as a result of other extenuating circumstances. All but one of the persons being elected to serve as one of our directors attended in person the Annual Meeting of Shareholders held on October 23, 2024.

18 Strattec | 2025 Proxy Statement

Director Nominees / Director Compensation

Director Compensation

General Information

Each non-employee director received, with respect to their fiscal 2025 service, an annual retainer fee of $170,000, payable $85,000 in cash, quarterly in arrears, and $85,000 in restricted stock, generally awarded on the day of the annual meeting of shareholders subject to vesting on the date of the following year’s annual meeting of shareholders at the completion of the non-employee directors’ elected terms. During the initial year of this non-employee director compensation program, non-employee directors received two restricted stock grants to reflect the transition from the Company’s past practice of providing restricted stock awards in arrears, so that in fiscal 2025, each non-employee director received one restricted stock grant in the amount of $50,000 that vested immediately with respect to the director’s fiscal 2024 service, and one restricted stock grant in the amount of $85,000 that will vest at the next annual shareholder meeting based on the upcoming year’s service. These shares have all the rights of our shares of Common Stock (including voting rights), other than the right to receive cash dividends while such shares are not vested. In connection with this change, it was also determined that non-employee directors would no longer participate in an annual cash incentive program.

Non-employee directors with significant additional duties received the following additional annual retainers for fiscal year 2025: (i) $60,000 for the Chair of the Board of Directors; (ii) $20,000 for the Chair of the Audit Committee, and (iii) $15,000 for the Chairs of the Compensation and Nominating and Corporate Governance Committees.

Director Summary Compensation Table

The following table summarizes the compensation of all of our non-employee directors for fiscal year 2025.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total

Bruce Lisman	$63,750	$137,256	$—	$—	$201,006
Frederic Jack Liebau	$108,750	$137,256	$—	$—	$246,006
Tina Chang	$75,000	$137,256	$—	$—	$212,256
Matteo Anversa	$72,421	$86,426	$—	$—	$158,847
Thomas W. Florsheim	$75,000	$137,256	$—	$—	$212,256

(1)
The amounts reported in this column represent the aggregate grant date fair value of restricted stock awards granted on October 25, 2024, as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718. These amounts reflect the accounting cost that will be incurred by the Company over the requisite service period of one-year, beginning at the date of grant, and do not represent the actual economic value that may be realized. For information on the assumptions used to calculate the grant date fair value of the restricted stock awards, please see the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 29, 2025.

www.strattec.com 19

Executive Compensation / Proposal 2: Advisory Vote to Approve Executive Compensation (Say-on-Pay)

EXECUTIVE COMPENSATION

Proposal 2: Advisory Vote to Approve Executive Compensation (Say-on-Pay)

The Proposal

In accordance with Exchange Act Rule 14a-21(a), and consistent with the similar proposal on executive compensation submitted to our shareholders in connection with previous shareholder annual meetings, our Board of Directors has authorized a non-binding advisory shareholder vote to approve the compensation of our named executive officers as reflected in the Compensation Discussion and Analysis section of this Proxy Statement, the disclosures regarding named executive officer compensation provided in the various tables included in this Proxy Statement, the accompanying narrative disclosures, and the other executive compensation information provided in this Proxy Statement. This proposal, commonly known as “Say-on-Pay,” gives our shareholders the opportunity to endorse or not endorse our executive pay programs and policies.

We believe that our compensation policies and procedures, which are reviewed and approved by our Compensation Committee, are designed to align our executive officers’ compensation with our short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are important to our continued success. Our Compensation Committee periodically reviews and approves our compensation policies and procedures, and periodically reviews our executive compensation programs and takes any steps it deems necessary to continue to fulfill the objectives of our compensation programs.

Shareholders are encouraged to carefully review the “Compensation Discussion and Analysis” section of this Proxy Statement for a discussion of our executive compensation programs. These programs have been designed to promote a performance-based culture which aligns the interests of our named executive officers and other senior managers with the interests of our shareholders. This includes annual incentive cash compensation based on the Company achieving specified financial performance measures and a substantial portion of our named executive officers’ compensation comprised of equity awards with long-term vesting requirements based both on service and performance.

Accordingly, shareholders are being asked to vote on the following advisory resolution:

“Resolved, that the compensation paid to Strattec's named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (including pursuant to Item 402 of Regulation S-K), including the compensation tables and narrative discussion, is hereby approved on an advisory basis.”

Although the vote on this advisory resolution is non-binding, the Compensation Committee and Board of Directors value our shareholders’ opinions and will take into account the outcome of the vote when considering future executive compensation arrangements. At our 2024 Annual Meeting of Shareholders, over 78% of the votes cast on the Say-on-Pay proposal were voted in favor of the proposal. Our advisory Say-on-Pay vote occurs annually, with the next advisory vote expected to occur at our 2026 Annual Meeting of Shareholders.

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares of our common stock as are represented in person or by proxy and entitled to vote on the proposal is required to approve the advisory resolution on the compensation of our named executive officers. A properly executed proxy of a holder of shares of common stock entitled to vote marked "abstain" with respect to Proposal 2 will not be voted with respect to the proposal; accordingly, for purposes of Proposal 2, abstentions will be counted in determining the required vote and will have the effect of a vote “against” approving the advisory resolution.

Board of Directors Recommendation

Our Board of Directors unanimously recommends voting FOR the approval of the advisory resolution approving the compensation of our named executive officers.

20 Strattec | 2025 Proxy Statement

Compensation Discussion and Analysis / Compensation Process Overview

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the material elements of the compensation of the Company’s named executive officers (“NEOs”) identified below, the objectives and principles underlying executive compensation programs, recent compensation decisions, and the factors considered by the Compensation Committee and management in making those decisions. The Company’s NEOs for fiscal 2025 were:

Name	Title
Jennifer Slater	President and Chief Executive Officer
Matthew Pauli	Senior Vice President and Chief Financial Officer
Rolando Guillot	Senior Vice President and Chief Operating Officer

Compensation Process Overview

Executive Compensation Highlights. Our compensation program is designed to reflect our philosophy that executive compensation should be directly linked to Company performance, with the ultimate goal of increasing long-term shareholder value. Key highlights of our compensation program are as follows:

•
Fiscal 2025 was a year of significant change for the Company as we transitioned to several new management team members (including our CEO and CFO) and continued our Board refreshment with the retirement of two long-standing directors as well as the addition of a new Board member.
•
The Compensation Committee and management worked with the Committee’s newly-engaged independent compensation consultant to revise its compensation program to support the new CEO’s strategy and reinforce accountability for achieving our financial commitments in areas which will create long-term value for our shareholders.
•
The Company changed its short-term incentive program for fiscal 2025 to increase alignment to annual financial results by basing payouts entirely on the achievement of earnings before interest, taxes, depreciation and amortization ("EBITDA") and cash flow goals and eliminating any payout based on individual performance or other subjective factors.
•
We adopted a new approach to long-term incentives which increased its role in our executive compensation program, enhanced alignment with shareholder interest, provided key executives more opportunities to build ownership, offered a better balance between awards aimed at retaining executives and those focused on rewarding them for achieving long-term financial goals, and secured shareholder support for a new equity plan. This approach was used to determine the CEO’s annual equity awards in fiscal 2025 and will be used for awards for our key executives in fiscal 2026.
•
Short-term incentive goals for fiscal 2025 required $22.9 million of EBITDA and $51.7 million of cash flow from operations for payout at target (100% of an individual's target opportunity).

www.strattec.com 21

Compensation Discussion and Analysis / Compensation Process Overview

•
Our financial results for fiscal 2025 represented a significant improvement over prior year actual performance as well as our target performance expectations:
o
Sales increased from $538 million in fiscal 2024 to $565 million in fiscal 2025 (+5%).
o
EBITDA increased from $34.4 million to $37.5 million (+9.3%), despite the prior year results including $9.7 million of one-time pricing recoveries. This result significantly exceeded our target objective of $22.9 million.
o
Cash flow from operations also increased year-over-year from $12.2 million to $71.7 million, which also significantly exceeded our target goal of $51.7 million.
o
These financial results produced short-term incentive payouts for our NEOs and other employees equal to their maximum opportunity (200% of their target opportunity).
o
Those results helped our stock price increase from just below $25 at the start of fiscal 2025 to more than $62 at the end. This 149% return ranked as the highest in our peer group and at the 95th percentile of the Russell 2000.

The Company uses earnings before interest, taxes, depreciation and amortization ("EBITDA") in this Proxy Statement which is a non-GAAP financial measure and is intended to supplement the results provided in accordance with accounting principles generally accepted in the United States. The Company's management uses EBITDA to make strategic decisions, establish budget plans and forecasts, identify trends affecting Strattec's business and evaluate performance. We believe that such information provides an additional measurement of the Company’s performance.

Alignment of Compensation to Performance. Our executive compensation program is designed to foster a culture of performance, attract and retain highly experienced executives, and provide balanced incentives for the achievement of near-term and long-term objectives, without encouraging executives to take excessive risks. Key components of our compensation program include base salary, short-term annual cash incentives, long-term equity incentives, other benefits, and limited perquisites. The program is designed to align with our financial and strategic objectives, which are intended to create long-term shareholder value. The key tenets of our business model and near-term focus, include strengthening the Company’s profitability and driving cash flow from operations to continue to transform and invest in the business. We believe these focused efforts will allow us to capitalize on our technical engineering expertise, market leading positions and strong customer relationships to generate innovative solutions and predictable sales growth with new and existing customers. Our compensation program links executive pay with effective execution of the business transformation – driving growth in sales, earnings, cash flow and ultimately, stock price appreciation.

Compensation and Governance Practices. The Company’s executive compensation program is also designed to reflect appropriate governance practices aligned with the needs of our business. Below is a summary of compensation practices the Company has adopted that are consistent with those principles, followed by a list of practices the Company does not subscribe to because we do not believe they serve shareholder long-term interests.

What We Do	What We Do NOT Do

Increased At-Risk Pay Elements with 75% of our CEO's
     target annual compensation at risk and 50% in the form of
     long-term equity-based incentives that foster alignment
     with shareholders.

Link Pay to Performance with performance goals tied to
     improving the reliability, profitability and accountability of our operations to create long-term shareholder value, and
     with annual & long-term incentives based entirely on
     consolidated financial goals.

Independent Compensation Consultant that is directly
     engaged by the Compensation Committee to advise on
     executive and director compensation matters.

Stock Ownership Guidelines that align our executive
     officers’ long-term interests with those of our shareholders.

Clawback Policy that mandates recoupment of
     erroneously awarded incentive compensation to executive
     officers on accounting restatement consistent with
     Securities and Exchange Commission ("SEC") and
     Nasdaq requirements.

•
No Hedging or Pledging of our Stock. We prohibit our executive officers from engaging in hedging transactions or using our stock as collateral for loans.
•
No Excise Tax Gross-Ups. We do not provide gross ups on excise taxes in connection with a change in control.
•
Limited Perquisites. Perquisites and other personal benefits are in line with industry standards.

22 Strattec | 2025 Proxy Statement

Compensation Discussion and Analysis / Executive Compensation Decision-Making Process

Executive Compensation Decision-Making Process

The Role of the Compensation Committee. The Compensation Committee oversees the executive compensation program for our NEOs. The Committee is comprised solely of independent, non-employee directors. The Compensation Committee retains the ability to engage with outside advisors to assist in its efforts and works closely with its independent compensation consultant, outside counsel and management to examine the effectiveness of the Company’s executive compensation program and to ensure that the Committee is meeting the terms of its charter. The Compensation Committee determines the CEO’s compensation, including salary, bonus, incentive, and equity-based compensation, taking into account the goals and objectives of the Company, the performance evaluation of the CEO conducted by the Board in light of those goals and objectives, and the compensation of chief executive officers at comparable companies. The Compensation Committee also makes all final compensation and equity award decisions regarding our other NEOs, taking into account the CEO’s recommendations and evaluations of each officer’s performance, the Company’s overall performance, and comparable compensation paid to similarly situated executives in comparable companies.

The Role of Management. Members of our management team regularly attend Compensation Committee meetings to provide background information and additional context on the Company’s strategies, policies and practices; report financial results relating to the achievement of the Company’s financial goals; assist in the development of the Company’s incentive goals; and help in planning each meeting’s agenda and related materials. The CEO also provides the Committee recommendations pertaining to the compensation of the other NEOs and key executives. Only Compensation Committee members can vote on decisions regarding NEO compensation.

The Role of the Independent Consultant. In fiscal 2025, the Compensation Committee retained Pay Governance to provide it with market information, analysis and other advice relating to executive compensation. The Compensation Committee engaged Pay Governance to, among other things, assist in: developing an appropriate group of peer companies to use for pay benchmarking; assessing and recommending changes to the pay program for nonemployee directors; structuring the employment offers to new executives (including the CEO and CFO); determining competitive compensation levels (overall and by pay element) for our key executives; reviewing the structure of our incentive plans and proposing appropriate changes; recommending stock ownership guidelines for directors and key executives; and keeping the Company abreast of market trends and developments.

The Role of Peer Group Companies. The Compensation Committee strives to set a competitive level of total compensation for each NEO as compared with executive officers in similar positions at peer companies. For purposes of setting fiscal 2025 compensation levels, the Compensation Committee took into account publicly-available data for the group of peer companies listed below along with executive compensation survey data, where appropriate. Selection criteria for determining our compensation peer group focused on U.S.-based publicly-traded companies in similar industries (automotive parts & equipment; construction & heavy transportation equipment; industrial machinery parts & equipment; electronic parts & equipment), comparable revenues (between $100 million and $1 billion or roughly 0.4x to 2x our revenue) and market capitalization (less than 1.5x revenue).

www.strattec.com 23

Compensation Discussion and Analysis / Executive Compensation Decision-Making Process

Compensation Peer Group

• Allient, Inc.	• Hurco Companies, Inc.	• Motorcar Parts of America, Inc.

• Commercial Vehicle Group, Inc.	• L.B. Foster Co.	• NN, Inc.

• Douglas Dynamics	• Manitex International, Inc.	• Powell Industries, Inc.

• FreightCar America, Inc.	• Mayville Engineering Co.	• Power Solutions International

• Gorman-Rupp	• Methode Electronics, Inc.	• Stoneridge, Inc.

• Holley, Inc.	• Miller Industries	• Twin Disc, Inc.

• Vishay Precision Group, Inc.

Components of Executive Compensation. We seek to pay our executives fairly and competitively and to link their pay with objective performance measures. The main elements of total direct compensation are base salary, a short-term incentive in the form of an annual cash bonus, and long-term equity incentives in the form of stock-based awards which, for our CEO in fiscal 2025, one-half were subject to vesting according to continued service and one-half were subject to vesting based on achieving three-year financial performance objectives.

The Company’s annual pay program emphasizes incentive compensation opportunities that reward executives when they deliver targeted financial results that we believe will create value for our shareholders. For fiscal 2025, total direct compensation at risk included the annual cash bonus and equity incentive awards, which accounted for 75% of Ms. Slater’s target total compensation and 56% of the average target compensation opportunity of the other NEOs.

FY25 CEO Compensation Mix	FY25 Other Current NEOs Compensation Mix

75%
At-Risk Compensation
25%
Base Salary
25%
Annual Bonus
25%
Performance-based equity awards
25%
Time-based equity awards

56%
At-Risk Compensation
44%
Base Salary
29%
Annual Bonus
27%
Time-based
equity awards

Base Salary. Base salaries are intended to compensate our NEOs based on their roles with the Company. For each NEO, base salaries are reviewed annually subject to adjustments based upon Company financial performance, the individual performance of the particular executive, and the competitiveness of their base salaries relative to market median results. Our Compensation Committee typically establishes base salaries for the new fiscal year for our executive officers at its regular meeting in August of each year. The new base salaries take effect on January 1 of the following year.

Salaries for Ms. Slater and Mr. Pauli were established at the time of their hires in July 2024 and November 2024, respectively and were unchanged for the rest of the fiscal year. Mr. Guillot received an annual merit increase of 3% for fiscal 2025. Aggregate base salaries for these officers reasonably approximate market medians, consistent with our approach to fixed compensation.

24 Strattec | 2025 Proxy Statement

Compensation Discussion and Analysis / Executive Compensation Decision-Making Process

Short-Term Incentive Plan (STIP). The Compensation Committee believes that performance-based annual cash incentives are an effective way to motivate executives and certain other non-executive employees to achieve short-term specific Company financial goals. To reinforce that philosophy, the Company, revised its approach to annual incentives to increase the focus on objective financial results and decrease the role of other factors, which historically had accounted for 50% of an individual’s annual bonus.

Participants in our STIP, including our NEOs and substantially all U.S. employees, have an opportunity to earn an annual cash bonus based on achievement of certain performance targets tied to achieving our annual operating budget. Actual annual bonuses paid can range from 0% to 200% of a participant’s target bonus opportunity to the degree actual performance fails to meet or exceeds our target expectations. Target bonus opportunities for our NEOs are intended to reflect market medians for executives in similar roles at companies of comparable size and are capable of producing median cash compensation (salary and bonus) when target goals are achieved.

The following table summarizes the fiscal 2025 annual bonus opportunity for named executive officers:

	STIP Opportunity

	Percentage of Base Salary			Total Opportunity

Named Executive Officer	Minimum	Target	Maximum	Minimum	Target	Maximum

Jennifer Slater	0%	100%	200%	$-	$650,000	$1,300,000
Matthew Pauli	0%	60%	120%	-	282,000	564,000
Rolando Guillot	0%	45%	90%	-	169,363	338,726

For fiscal 2025, 100% of each participant’s annual bonus payout was dependent on the achievement of our consolidated financial goals. This change increased the focus on accomplishment of our shared objectives, underscored the importance of transforming the Company, and supported our new CEO as she implemented a long-term strategy for the Company. STIP payments for fiscal 2025 were based on two equally weighted financial metrics that we consider critical to our long-term strategy to increase value for shareholders: EBITDA and Cash Flow from Operations.

The performance targets for each metric were approved by the Compensation Committee and were aligned with our annual operating budget, which takes into account our recent financial results, plans for the coming year, market conditions, and the general economic environment. Performance ranges around target hold management accountable for achieving goals, motivate them to exceed those expectations, reflect the practices of peers and other companies and consider the degree of difficulty of achieving threshold and maximum performance levels. The table below shows the Company’s fiscal 2025 STIP financial targets, actual results and the resulting annual incentive payout percentage (in millions, except percentages):

Performance Metric	<Threshold		Threshold	Target	Maximum	FY2025 Result

EBITDA	$	<20.6	$20.6	$22.9	$34.3	$41.6
Cash Flow from Operations	$	<38.7	$38.7	$51.7	$64.6	$71.6
Payout % of Target Opportunity		0%	50%	100%	200%	200%

Based on these results, our annual bonuses for our NEOs for fiscal 2025 were paid at 200% of target.

Long-term equity incentive awards. We believe a significant portion of executive compensation should be made in the form of equity awards because of the strong alignment to the value created for shareholders. If the Company’s stock price declines, so does the value of this component of our NEOs’ compensation, and vice versa.

www.strattec.com 25

Compensation Discussion and Analysis / Executive Compensation Decision-Making Process

The Committee generally approves annual grants of long-term equity incentive awards to our NEOs and other employees on a single date each year (usually in late August following the Compensation Committee’s first regular meeting of each fiscal year after all material financial information is publicly available). While the vast majority of awards to NEOs and other employees have historically been made as part of the Company’s annual grant program, the Committee occasionally makes awards to NEOs or other employees at other times, such as in connection with hiring, promotions, or for retention purposes. This was the case with awards made at the time of hire for our CEO and CFO, which were intended to replace the value of similar equity awards they were forfeiting upon joining the Company from their former employers. The timing of equity award grants to our executive officers is not coordinated in a manner that intentionally benefits our executive officers. The Company does not grant stock options, stock appreciation rights, or similar instruments with option-like features and has no policies or practices to disclose pursuant to Item 402(x)(1) of Regulation S-K.

Historically, our annual long-term incentive program relied exclusively on modest grants of restricted stock awards ("RSAs") subject to vesting based entirely on continued services. As part of its review of our pay program, Pay Governance indicated that peers and other companies of our size are more likely to award RSAs in combination with other stock incentives that are subject to vesting based on achievement of long-term financial goals. As a result, we revised our approach to long-term incentives for awards to our CEO in fiscal 2025, which will be extended to other key executives in fiscal 2026.

In determining the annual long-term incentives for our CEO in fiscal 2025 (exclusive of one-time awards made at the time of hiring), the Committee considered the median long-term incentive opportunities awarded to CEOs of peer companies, the mix of time and performance-based equity awards, and the CEO’s new appointment to the role. Based on those considerations, one-half (50%) of our CEO’s target long-term incentive opportunities were delivered in RSAs which solely vest with the passage of time, and one-half (50%) were delivered in performance stock units ("PSUs") which will vest based on meeting certain long-term financial performance goals as well as continued service. This mix better reflected the practices of our peers, achieved balance between awards aimed at retaining executives (RSAs) and those intended to motivate them to achieve long-term results (PSUs) and also supported a performance-orientated culture. In contrast, awards granted to Mr. Guillot in fiscal 2025 continued to reflect our historical approach to equity awards and were similar in value to the RSAs he received in fiscal 2024. Awards made to Mr. Pauli were all associated with his employment offer.

Ms. Slater’s annual equity awards were as follows:

•
RSA: 50% of target opportunity or $650,000 (16,878 RSAs)
•
PSU: 50% of target opportunity or $650,000 (16,878 PSUs)

Restricted Stock. RSAs vest in one-third increments on each of the three anniversaries following the grant date, subject to continued service through the vesting date. The actual number of RSAs granted to participants are determined by dividing the target value by the average closing price of our stock over the 20 trading days immediately preceding the grant date. The amount ultimately earned with respect to RSAs will be a result of the performance of the Company’s stock price.

Performance Stock Units. PSUs have a three-year performance period, with vesting based on achievement of financial targets as well as the executive’s continued service through the end of the period. If the performance goals are met at the end of the performance period, PSUs are settled in an equivalent number of shares of our common stock. The amount ultimately earned for PSUs will be a result of the performance of the Company’s stock price, as well as the Company’s performance against pre-established financial goals for the three-year performance period. A new three-year performance cycle starts annually with grants made in the first quarter of each fiscal year. The financial metrics and performance goals to earn threshold, target and maximum awards also are determined by the Compensation Committee at the start of each cycle considering our historical performance, peer benchmarking, Company annual operating plan (as approved by the Board of Directors), the state of the automotive industry and other external economic factors.

Performance Stock Units FY25-27 Cycle. The potential vesting for the PSUs granted in fiscal 2025 is based on the Company’s achievement of performance goals for EBITDA margin (percentage) over a three-year period ending June 27, 2027. In this manner, the fiscal 2025-27 PSU cycle balances the focus of the annual bonus, which focuses on the dollars of EBITDA as opposed to EBITDA margin which assesses how well we convert a dollar of revenue into profits which we believe is a key factor impacting the value of our common stock. At the start of the cycle, the Committee approved an EBITDA margin target for the first year of the cycle (fiscal 2025) based on the Company’s annual operating plan. In addition, the Committee approved annual levels of margin improvement that would be applied to the prior year’s results to determine the performance targets for the two subsequent years (2026 based on actual results for 2025 and 2027 based on actual results for 2026). The target rates of improvement are 100 basis points over the prior year’s result for each of the final two years of the cycle (2026 and 2027). Average achievement of each year’s target results determines the final vesting of the PSUs which can range from 50% (threshold) to 200% (maximum) of target, predicated on achieving 80% to 120% of the target EBITDA margin.

26 Strattec | 2025 Proxy Statement

Compensation Discussion and Analysis / Executive Compensation Decision-Making Process

The following table summarizes threshold, target and maximum share opportunities for the PSUs granted to our NEOs in fiscal 2025:

	2025 PSU Grant

Named Executive Officer	Threshold	Target	Maximum

Jennifer Slater	8,439	16,878	33,756

During fiscal 2025, the Company achieved an actual EBITDA margin of 6.6%, which results in above target performance in the first year of the three-year performance cycle for PSU awards granted in fiscal 2025. Based on these results, the target EBITDA margin for year two of the fiscal 2025-27 PSU cycle will equal 7.6% (EBITDA margin of 6.6% in fiscal 2025 plus 100 basis points of improvement).

Other Awards. Both Ms. Slater & Mr. Pauli received one-time equity awards associated with their joining the Company and enabling us to secure the services of two leaders who have already produced benefits to shareholders. These awards were intended to “make them whole” with similar types of awards they were forfeiting from their former employers. These awards and the factors that lead to them need to be considered when determining their regular, target compensation opportunities. Excluding the sign-on awards described below, Ms. Slater's target compensation opportunity for fiscal 2025 was as follows:

Base salary	$650,000
Annual STIP target	$650,000
RSAs (3-year pro rata vesting)	$650,000
PSUs (3-year performance vesting)	$650,000
Total target compensation	$2,600,000

Ms. Slater received the following sign-on awards:

•
Cash sign-on bonus of $550,000
•
Cash retention bonus of $300,000 payable in two equal installments on the first two anniversaries of her hiring, and
•
Sign-on equity awards equal in value to $1,000,000 which vest in three equal installments on each of the first three anniversaries of her hire date, beginning on July 1, 2025

The valuation of Ms. Slater’s onboarding RSAs was based on the average closing price of our stock over the twenty business days immediately preceding Ms. Slater’s hire date of July 1, 2024, the preferred grant date for her onboarding award. However, Ms. Slater’s award could not be fulfilled under the Company’s prior stock incentive plan, and had to be deferred until the Board adopted, and our shareholders approved, a new stock incentive plan. Promptly following approval of our new stock incentive plan at our annual meeting of shareholders held on October 23, 2024, Ms. Slater was granted 37,854 RSAs based on the foregoing valuation.

These awards replaced most but not the full value in cash bonuses, unvested restricted shares, and unvested or unearned performance shares she was highly likely to receive if she had remained employed by her former company. Based on these factors, the Committee believed the structure of these awards was reasonable.

Mr. Pauli received a sign-on equity award of $200,000 that will vest in three equal installments on each of the first three anniversaries of his hire date beginning on November 13, 2025. The valuation of Mr. Pauli’s onboarding RSAs was based on the average closing price of our stock over the twenty business days immediately preceding his hire date of November 13, 2024, resulting in an award of 5,191 RSAs. This was Mr. Pauli’s only equity award in fiscal 2025 and was intended to make-up for benefits he was forfeiting from his former employer.

Finally, the Committee provided a cash retention award to Mr. Guillot equal to 30% of his salary ($108,000) intended to retain his services through the first half of fiscal 2025 to assist in an orderly and successful transition of our new CEO as well as with other members of the new executive management team. With the completion of these services, Mr. Guillot has announced his intent to retire from the Company effective September 30, 2025, after 35 years of dedicated service.

Retirement and Other Benefits. The Company also provides additional benefit programs to its employees, including NEOs, to attract and retain them as well as to provide a competitive total compensation program.

www.strattec.com 27

Compensation Discussion and Analysis / Executive Compensation Decision-Making Process

Our NEOs participate in other benefit plans generally available to all employees on the same terms as similarly situated employees, including participation in medical, health, including health savings accounts, dental, disability, life insurance and 401(k) plans. The Company match in our 401(k) plan is 100% on the first 5% of an employee’s annual wages, up to the federal limit.

In addition, our NEOs each receive at least two times their annual base salary, up to $500,000, of group term life insurance coverage and participate in a supplemental executive retirement plan ("SERP"). Under the SERP, which has a five year vesting schedule, participant accounts are credited with 8% of base salary and cash bonus each December 31, plus accrued interest at 120% of the long-term applicable Federal Rate published by the Internal Revenue Service. A lump-sum benefit is the only distribution option available under the SERP.

Tax Deductibility. Section 162(m) of the Internal Revenue Code generally places an annual limit of $1 million on the amount of compensation paid to certain “covered employees” (which include our named executive officers) that may be deducted by the Company. The Compensation Committee believes that shareholder interests are best served if it retains discretion and flexibility in awarding executive compensation. Even though some compensation awards may result in non-deductible compensation expenses, the Compensation Committee intends to maintain strong pay-for-performance alignment of executive compensation arrangements.

Summary Compensation Table

The following table provides information for fiscal 2025 and 2024 concerning the compensation paid by us to each person who served as our principal executive officer during fiscal 2025 and our two other most highly compensated executive officers based on their total compensation in fiscal 2025.

Name and Principal Position	Fiscal Year	Salary (1)	Bonus (2)	Stock Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total

Jennifer Slater	2025	$650,000	$550,000	$2,804,248	$1,300,000	$47,818	$5,352,066

President & Chief Executive Officer

Matthew Pauli	2025	$299,173	$—	$212,520	$564,000	$6,738	$1,082,431

Senior Vice President & Chief Financial Officer

Rolando Guillot	2025	$376,362	$108,000	$202,952	$338,726	$19,178	$1,045,218

Senior Vice President & Chief Operating Officer	2024	$468,000	$—	$76,452	$227,448	$23,363	$795,263

Explanatory Notes for Summary Compensation Table:

(1)
Amount represents annual salary paid in the fiscal year. Mr Pauli's salary represents amounts paid since his hire date in November 2024. His annual base salary was $470,000 for fiscal year 2025. Mr. Guillot served as our Interim President and Chief Executive Officer from January 1, 2024 through June 30, 2024 and received a monthly stipend of $18,000 in addition to his base salary during that period.
(2)
Amount represents an employment sign-on cash bonus for Ms. Slater, who joined the Company in July 2024 and a retention bonus for Mr. Guillot associated with executive transitions.
(3)
The amounts reported in this column represent the aggregate grant date fair value of RSAs and PSUs granted in fiscal 2025, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. These amounts reflect the accounting cost that will be incurred by the Company over the requisite service period beginning at the date of grant and do not represent the actual economic value that may be realized by the NEO. For information on the assumptions used to calculate the grant date fair value of awards, please see the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year-ended June 29, 2025. Stock awards for Ms. Slater and Mr. Pauli include $1,482,363 and $212,520, respectively, which represent new hire sign-on awards.
(4)
Non-Equity Incentive Plan Compensation amounts represent annual incentive bonuses earned during the fiscal year but paid in August of the following year.
(5)
All other compensation includes the following:

Name	Year	401(k) Match	Life Insurance	Perquisites	Total

Jennifer Slater	2025	$28,438	$1,380	$18,000	$47,818

Matthew Pauli	2025	5,875	863	$—	6,738

Rolando Guillot	2025	17,798	1,380	$—	19,178

	2024	21,983	1,380	$—	23,363

28 Strattec | 2025 Proxy Statement

Compensation Discussion and Analysis / Outstanding Equity Awards at Fiscal Year End

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information on unvested restricted stock awards and performance share units held by the named executive officers as of our fiscal year ending June 29, 2025.

	Stock Awards

Name	Grant Date	RSA: Number of Shares or Units of Stock That Have Not Vested (#)	RSA: Market Value of Shares or Units of Stock That Have Not Vested ($) (1)		PSU: Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	PSU: Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)

Jennifer Slater	10/25/2024	16,878	$1,029,896		33,756	$2,059,791	(6)

	10/25/2024	37,854	2,309,851	(3)

Matthew Pauli	11/13/2024	5,191	316,755	(4)	—	—

Rolando Guillot	8/22/2022	1,150	70,173	(5)	—	—

	8/23/2023	2,300	140,346	(5)

	8/20/2024	3,450	210,519	(5)

(1)
Market value of restricted stock awards equals the closing market price of our common stock on June 27, 2025, the last trading day prior to our fiscal year end of June 29, 2025, of $61.02, multiplied by the number of shares of restricted stock.
(2)
Market value of performance share units equals the closing market price of our common stock on June 27, 2025, the last trading day prior to our fiscal year end of June 29, 2025, of $61.02, multiplied by the maximum number of performance share units that have not vested.
(3)
The shares of restricted stock were granted on October 25, 2024 and represent Ms. Slater's new-hire awards. In aggregate, the shares vest one-third each year over a three year period on the anniversary date of Ms. Slater's hiring (July 1).
(4)
The shares of restricted stock were granted on November 13, 2024 and represent Mr. Pauli's new-hire awards. The shares vest one-third each year over a three year period on the anniversary date of the grant date.
(5)
The shares of restricted stock vest one-third each year over a three year period on the anniversary date of the grant date.
(6)
The performance share units were granted on October 25, 2024 and vest at the end of fiscal year 2027, subject to applicable performance conditions.

Employment Agreements

Each of our named executive officers has signed an employment agreement. The initial term of Ms. Slater’s employment agreement ends on June 30, 2027, subject to automatic renewal for an additional year each July 1, unless advance notice of non-renewal is provided not less than 60 days prior to the end of the then-current term. The initial term of Mr. Pauli’s employment agreement ends on November 12, 2025, subject to automatic renewal for an additional year each November 13 unless advance notice of non-renewal is provided not less than 60 days prior to the end of the then-current term. Ms. Slater’s and Mr. Pauli’s base salaries are subject to adjustment as may be determined from time to time in the Company’s sole discretion; provided, however, that any decrease in their respective base salaries can only be proportionately made in connection with Company-wide reductions in the salary rates for senior management of the Company.

Mr. Guillot’s employment agreement, dated May 5, 2010, also contained an evergreen renewal feature that automatically extended the agreement for an additional year each June 30, unless advance notice of non-renewal is provided. Mr. Guillot’s agreement was not renewed for fiscal year 2026 because, as previously announced, Mr. Guillot will be retiring from the Company effective September 30, 2025, following 35 years of dedicated service. Under the prior agreement, we agreed to pay Mr. Guillot a salary of not less than that of the previous year and to provide fringe benefits that are provided to all of our other salaried employees who are in comparable positions.

www.strattec.com 29

Compensation Discussion and Analysis / Employment Agreements

The following summarizes other principal terms of the employment agreements of our NEOs other than Mr. Guillot:

•
each of these executive officers is entitled to a base salary under the employment agreement that is subject to adjustment annually provided that any decrease must be proportional to Company-wide reductions applicable to senior management;
•
each of these executive officers is entitled to participate in our incentive plans, including our annual cash STIP and our 2024 Equity Incentive Plan;
•
each of these executive officers is eligible to participate in any medical, health, dental, disability and life insurance policy that we maintain for the benefit of our other senior management;
•
each of these executive officers will also receive at our expense group term life insurance coverage equal to two times their base salary subject to a maximum amount of coverage equal to $500,000;
•
each of these executive officers has agreed not to compete with us during employment and for a period equal to the shorter of one year following termination of employment or the duration of the employee’s employment with us and has agreed to maintain the confidentiality of our proprietary information and trade secrets during the term of employment and for two years thereafter; and
•
each employment agreement contains severance benefits, which are summarized below under “Post-Employment Compensation.”

Post-Employment Compensation

Potential Payments Upon Termination or Change of Control

The Company has entered into employment agreements with Ms. Slater and Mr. Pauli, and an employment agreement and change of control agreement with Mr. Guillot, that provided for severance benefits following certain terminations of employment, including in connection with a change of control (as defined in the respective employment agreements or change of control agreement).

30 Strattec | 2025 Proxy Statement

Compensation Discussion and Analysis / Post-Employment Compensation

Severance Benefits upon Certain Terminations, Including in Connection with a Change in Control

The following table summarizes benefits available to our NEOs under their respective agreements if certain terminations of employment had occurred in fiscal 2025.

Triggering Event	Benefit	Jennifer Slater	Matthew Pauli	Rolando Guillot
Termination by reason of retirement(1)	Cash Payment	Not applicable	Not applicable	Base salary earned but unpaid
	LTI Awards	Not applicable	Not applicable	Discretionary full vesting of outstanding unvested restricted stock awards
	Certain Benefits and Perquisites	Not applicable	Not applicable	Amounts payable under any employee benefit plan of the Company in accordance with the terms of such plan
Termination by reason of death or disability	Cash Payment	Base salary earned but unpaid plus any prior year annual bonus accrued but unpaid, paid in a lump sum within 30 days	Base salary earned but unpaid and any prior year annual bonus accrued and unpaid, paid in a lump sum within 30 days	Base salary earned but unpaid plus continuation of base salary for six months
	LTI Awards	Outstanding unvested restricted stock awards fully vest and performance stock unit awards vest at target performance	Outstanding unvested restricted stock awards fully vest and performance stock unit awards, if any, vest at target performance	Outstanding unvested restricted stock awards fully vest
	Certain Benefits and Perquisites	Amounts payable under any employee benefit plan of the Company in accordance with the terms of such plan	Amounts payable under any employee benefit plan of the Company in accordance with the terms of such plan	Amounts payable under any employee benefit plan in accordance with the terms of such plan
Termination without cause or resignation for good reason	Severance Payment

Base salary earned but unpaid and any prior year bonus accrued but unpaid, plus amount equal to any unpaid portion of initial retention bonuses, a pro rata portion of current year actual bonus (if termination occurs on or after January 1), one year’s base salary, and average of prior two year’s bonuses (or target current year bonus if tenure is less than two years), paid in lump sum within 60 days

			Base salary earned but unpaid and any prior year bonus accrued but unpaid, plus amount equal to one year’s base salary, paid in lump sum within 60 days	Base salary earned but unpaid and any prior year bonus accrued but unpaid, plus continuation of base salary for 12 months
	LTI Awards	Outstanding unvested restricted stock awards fully vest and unvested performance stock unit awards fully vest at target performance	Outstanding unvested restricted stock awards fully vest and unvested performance stock unit awards, if any, fully vest at target performance	Outstanding unvested restricted stock awards are forfeited

www.strattec.com 31

Compensation Discussion and Analysis / Post-Employment Compensation

	Certain Benefits and Perquisites	Reimbursement of COBRA premiums for continuation of coverage under medical, dental and vision plans for 12 months	Reimbursement of COBRA premiums for continuation of coverage under medical, dental and vision plans for 12 months or until eligible for coverage with new employer	Health and dental coverage for one year
Termination without cause or resignation for good reason in connection with a change in control	Severance Payment

Any prior year bonus accrued but unpaid, plus amount equal to any unpaid portion of initial retention bonuses, a pro rata portion of current year bonus at target, two times the sum of (A) current base salary, and (B) average of prior two year’s bonuses (or target current year bonus if tenure is less than two years), paid in lump sum within 60 days

Any prior year bonus accrued but unpaid, plus an amount equal to 1.5 times the sum of (A) current base salary, and (B) average of prior two year’s bonuses (or target current year bonus if tenure is less than two years), paid in lump sum within 60 days

Any prior year bonus accrued but unpaid, plus an amount equal to (A) two times current annual base salary, plus (B) the prior ten year average annual bonus, paid in a lump sum within 30 days
	LTI Awards	Outstanding unvested restricted stock awards fully vest and unvested performance stock unit awards fully vest at target performance	Outstanding unvested restricted stock awards fully vest and unvested performance stock unit awards, if any, fully vest at target performance	Outstanding unvested restricted stock awards fully vest (regardless of termination)
	Certain Benefits and Perquisites	Reimbursement of COBRA premiums for continuation of coverage under medical, dental and vision plans for 24 months	Reimbursement of COBRA premiums for continuation of coverage under medical, dental and vision plans for 18 months, and up to $10,000 for one year of outplacement services	Health and dental coverage for two years or until re-employed and outplacement services
Termination with cause or resignation without good reason	Other Terms	Compensation earned but unpaid	Compensation earned but unpaid	Compensation earned but unpaid

(1)
Mr. Guillot was the only NEO eligible for retirement during fiscal year 2025.

32 Strattec | 2025 Proxy Statement

Compensation Discussion and Analysis / Post-Employment Compensation

Summary of Potential Termination Payments and Benefits

The following table summarizes the value of termination payments and benefits that each of our NEOs would have received if they had terminated employment under each of the circumstances shown on June 29, 2025.

Named Executive Officer	Retirement (1)	Death or Disability	Termination for Cause or Voluntary Resignation without Good Reason	Termination without Cause or Resignation for Good Reason (unrelated to a Change in Control Disability)	Termination without Cause or Resignation for Good Reason in connection with a Change in Control

Jennifer Slater
Cash Severance	—	—	—	$650,000	$1,300,000
Bonus Severance	—	$1,300,000	—	$1,950,000	$2,900,000
Equity Acceleration (2)	—	$4,369,642	—	$4,369,642	$4,369,642
Other Benefits	—	—	—	$20,692	$41,385
	—	$5,669,642	—	$6,990,335	$8,611,027

Matthew Pauli
Cash Severance	—	—	—	$470,000	$705,000
Bonus Severance	—	$564,000	—	$564,000	$987,000
Equity Acceleration (2)	—	$316,755	—	$316,755	$316,755
Other Benefits	—	—	—	$31,963	$57,944
	—	$880,755	—	$1,382,718	$2,066,699

Rolando Guillot
Cash Severance	—	$62,727	—	$376,362	$752,724
Bonus Severance	—	—	—	$338,726	$94,033
Equity Acceleration (2)	$421,038	$421,038	—	—	$421,038
Other Benefits	—	—	—	$21,084	$572,764
	$421,038	$483,765	—	$736,172	$1,840,559

(1)
Mr. Guillot was the only NEO eligible for retirement benefits as of June 29, 2025
(2)
Values for these amounts are based on the closing price of our common stock on June 27, 2025, the last trading day prior to our fiscal year-end of June 29, 2025, of $62.21.

www.strattec.com 33

Compensation Discussion and Analysis / Pay Versus Performance Disclosure

Pay Versus Performance Disclosure

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation actually paid ("CAP") to our principal executive officer ("PEO") and our non-PEO named executive officers ("Non-PEO NEOs") and certain financial performance of the Company.

Amounts included as CAP do not represent the value of cash compensation and equity awards actually received by our PEO and Non-PEO NEOs but instead are amounts calculated pursuant to Commission rules and which result in adjustments to the amounts reported above in the summary compensation table. For further information concerning the Company's pay-for-performance philosophy and how we seek to align executive compensation with performance, refer to “Executive Compensation.” Our Compensation Committee did not consider the following Pay Versus Performance analysis and disclosures in making compensation decisions with respect to any fiscal year shown below.

Pay Versus Performance Table

Fiscal Year	Summary Compensation Table Total for the First PEO (1)	Compensation Actually Paid to First PEO ($) (2) (3)	Summary Compensation Table Total for the Second PEO (1)	Compensation Actually Paid to Second PEO ($) (2) (3)	Average Summary Compensation Total for Non- PEO NEOs(1) (4)	Average Compensation Actually Paid to Non-PEO NEOs (3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (TSR) (5)	Net (Loss) Income (6)

2025	$5,352,066	$7,071,945	$—	$—	$1,063,825	$1,204,957	$184.91	$18,685,000
2024	$737,445	$805,641	$795,876	$839,093	$585,006	$625,550	$75.76	$16,313,000
2023	$803,267	$664,603	$—	$—	$635,177	$556,471	$54.97	$(6,670,000)

(1)
The dollar amounts reported in this column are the total compensation reported in the “Total” column of the Summary Compensation Table for the 2025, 2024 and 2023 fiscal years for the persons serving as PEO and Non-PEO NEOs for such applicable year. The individuals included as our PEO and Non-PEO NEOs for each applicable fiscal year are set forth in the following table (note that during fiscal year 2024, Mr. Krejci served as our PEO for six months until his retirement on December 31, 2023 and Mr. Guillot served as our interim PEO for six months from January 1, 2024 through June 30, 2024 so the information provided for our PEO for fiscal year 2024 is based on their pro rated amounts reported.

Fiscal Year	First PEO	Second PEO	Non-PEO Named Executive Officers

2025	Jennifer Slater	N/A	Matthew Pauli, Rolando Guillot
2024	Frank Krejci	Rolando Guillot	Richard Messina, Al-Waleed Hamdan
2023	Frank Krejci	N/A	Patrick Hansen, Rolando Guillot, Richard Messina

(2)
The dollar amounts reported in this column represent the amount of compensation actually paid for our PEO as computed in accordance with Item 402(v) of Regulation S-K.

34 Strattec | 2025 Proxy Statement

Compensation Discussion and Analysis / Pay Versus Performance Table

(3)
The following table provides the adjustments to the Summary Compensation Table “Total” compensation column to determine our PEO's compensation actually paid and our Non-PEO NEOs average compensation actually paid:

	2025		2024			2023

	First PEO ($)	Average for Non-PEO NEOs ($)	First PEO ($)	Second PEO ($)	Average for Non-PEO NEOs ($)	First PEO ($)	Average for Non-PEO NEO ($)

Summary Compensation Table Total:	$5,352,066	$1,063,825	$737,445	$795,876	$585,006	$803,267	$635,177

Adjustments:

Deduction for Amounts Reported in the “Stock Awards” Column in the Summary Compensation Table:	$(2,804,248)	$(207,736)	$(113,016)	$(76,452)	$(69,804)	$(154,734)	$(62,197)

Increase for fair value of awards granted during the covered fiscal year that vested during the covered fiscal year:	—	—	$129,234	—	—	—	—

Increase for fair value of awards granted during the covered fiscal year that remain outstanding and unvested as of the covered fiscal year end:	$4,524,127	$263,637	—	$86,250	$78,750	$92,514	$38,094

Increase (deduction) for year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end:	—	$62,135	—	$23,324	$19,208	$(75,786)	$(44,580)

Increase (deduction) for change in vesting date fair value of awards granted during the prior fiscal years that vested during the covered fiscal year compared to fair value of awards of prior fiscal year end:	—	$23,096	$51,978	$10,095	$12,390	$(658)	$(10,023)

Total Adjustments:	$1,719,879	$141,132	$68,196	$43,217	$40,544	$(138,664)	$(78,706)

Compensation Actually Paid:	$7,071,945	$1,204,957	$805,641	$839,093	$625,550	$664,603	$556,471

(4)
The dollar amounts reported in this column represent the average of the amounts reported for our Non-PEO named executive officers as a group in the “Total” column of the Summary Compensation Table in each applicable year.
(5)
The amounts reported in this column reflect our cumulative TSR, assuming an initial fixed $100 investment in our Common Stock starting July 1, 2022 through the end of each listed fiscal year. Cumulative TSR is calculated by dividing the sum of cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our stock price at the end and the beginning of the measurement period by our stock price at the beginning of the measurement period. No dividends were paid on our Common Stock during fiscal 2025, 2024, or 2023.
(6)
The dollar amounts reported represent the amount of net (loss) income attributable to Strattec’s shareholders as reflected in our consolidated financial statements for each applicable year.

Relationship Between Compensation Actually Paid and Performance Measures

As described above under “Compensation Discussion and Analysis,” Strattec generally seeks to (1) provide strong financial incentives, at reasonable cost, for positive financial performance and enhanced value of our shareholders’ investment and (2) use cash bonus plans to recognize positive short-term performance and equity based plans to support the long-term needs and goals of Strattec and our shareholders. We, therefore, do not specifically align our performance measures with “compensation actually paid” as determined under Item 402(v) of Regulation S-K for a particular fiscal year. Nonetheless, in accordance with such rule we are providing the following descriptions of the relationships between information presented in the above Pay Versus Performance Table.

www.strattec.com 35

Compensation Discussion and Analysis / Relationship Between Compensation Actually Paid and Performance Measures

The following charts illustrate how “compensation actually paid” as determined under Item 402(v) of Regulation S-K to our PEO and the average “compensation actually paid” to our non-PEO NEOs aligns with our financial performance as measured by our TSR and our net income (loss) for the past three fiscal years:

Compensation Actually Paid and Net (Loss) Income:

CAP vs. Net Income
$8,000
$6,000
$4,000
$2,000
$-
CAP
$20,000
$16,000
$12,000
$8,000
$4,000
$-
Net Income
2023
2024
2025
Axis Title
First PEO
Second PEO
Non-PEO NEOs
Net Income

Compensation Actually Paid and Cumulative TSR:

CAP vs. TSR
$8,000
$6,000
$4,000
$2,000
$-
200.00
160.00
120.00
80.00
40.00
-
CAP
TSR
2023
2024
2025
Axis Title
First PEO
Second PEO
Non-PEO NEOs
TSR

All information provided above under the “Pay Versus Performance Disclosure” heading will not be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Hedging, Margin Account, and Pledging Account Policies

Our stock trading policies prohibit our directors and employees, including our executive officers, from: (a) purchasing any financial instrument, or otherwise engaging in any transaction, that is designed to hedge or offset any decrease in the market value of our Common Stock, including prepaid forward contracts, equity swaps, zero-cost collars and forward sale contracts; (b) engaging in short sales related to our common stock; and (c) maintaining margin accounts holding Strattec securities, and (d) pledging Strattec securities as collateral for any loan. All transactions in Strattec securities by directors and executive officers must be pre-cleared with our Chief Financial Officer (or another executive officer in the event of transactions by our Chief Financial Officer) under our stock trading policies.

Excess Incentive Compensation Recovery (Clawback) Policy

Our Board of Directors has adopted an Excess Incentive Compensation Recovery (Clawback) Policy. A copy of this policy is available on our website. Under this policy, the Board of Directors will require reimbursement or forfeiture of any excess incentive compensation awarded or paid in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under federal securities laws. The excess incentive compensation recovery covers all awards granted or paid during the last three completed fiscal years. The amount to be recovered is the excess amount of the incentive compensation received by the executive officer based on the erroneous data from the accounting restatement.

36 Strattec | 2025 Proxy Statement

Audit Matters / Proposal 3: Approval of the Ratification of the Appointment of Independent Registered Public Accounting Firm

AUDIT MATTERS

Proposal 3: Approval of the Ratification of the Appointment of Independent Registered Public Accounting Firm

Board of Directors Recommendation

Our board of directors unanimously recommends voting "FOR" ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 28, 2026.

The Proposal

Deloitte & Touche LLP has been our independent registered public accounting firm since 2023, and has performed an audit of our consolidated financial statements for the fiscal year ended June 29, 2025 and the effectiveness of our internal control over financial reporting as of June 29, 2025. The Board of Directors recommends that the shareholders ratify the appointment of Deloitte & Touche LLP to audit the consolidated financial statements of the Company and the effectiveness of the Company’s internal control over financial reporting for the fiscal year ending June 28, 2026. Shareholder ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditor is not required by the Company’s bylaws, but the Audit Committee is submitting the appointment of Deloitte & Touche LLP for shareholder ratification because the Audit Committee values shareholders’ views on the Company’s independent auditors. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP. The Audit Committee also retains the right to direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. The Audit Committee is solely responsible for retaining or terminating the Company’s independent auditors. A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting.

www.strattec.com 37

Audit Matters / Report of the Audit Committee

Report of the Audit Committee

The Audit Committee is currently comprised of five members of our Board of Directors. Based upon the review described above under “Corporate Governance Matters — Director Independence,” our Board of Directors has determined that each member of the Audit Committee is independent as defined in the applicable listing standards of the NASDAQ Stock Market and the rules of the Commission. The duties and responsibilities of our Audit Committee are set forth in the Audit Committee Charter, which may be found on our website.

In accordance with its written charter adopted by the Board of Directors, our Audit Committee has oversight responsibility for the quality and integrity of the financial reporting practices of Strattec. While the Audit Committee has oversight responsibility, the primary responsibility for our financial reporting, disclosure controls and procedures and internal control over financial reporting and related internal controls and procedures rests with our management, and our independent auditors are responsible for auditing our financial statements. In discharging its oversight responsibility as to the audit process, the Audit Committee has:

•
reviewed and discussed our audited financial statements for the fiscal year ended June 29, 2025 with our management and with our independent auditors;
•
discussed with our independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Commission;
•
received and discussed with our independent auditors the written disclosures and the letter from our independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence; and
•
met with the independent auditors without management present and discussed the auditor’s independence.

Based on such review and discussions with management and with the independent auditors, the Audit Committee recommended to our Board of Directors that the Strattec audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 29, 2025, for filing with the Commission.

AUDIT COMMITTEE:
Matteo Anversa — Chair
Tina Chang
F. Jack Liebau, Jr.
Bruce M. Lisman
Thomas W. Florsheim, Jr.

38 Strattec | 2025 Proxy Statement

Audit Matters / Fees of Independent Registered Public Accounting Firm

Fees of Independent Registered Public Accounting Firm

Deloitte & Touche LLP, an independent registered public accounting firm, performed an audit of our consolidated financial statements for the fiscal years ended June 29, 2025 and June 30, 2024 and the effectiveness of our internal control over financial reporting for the same periods. Aggregate fees for professional services rendered for the Company by Deloitte & Touche LLP for the past two fiscal years were as follows:

Service Type	Fiscal Year Ending June 29, 2025	Fiscal Year Ending June 30, 2024

Audit Fees (1)	$710,879	$715,097
Audit-Related Fees	$1,895	$—
Tax Fees (2)	$521,240	$516,658
All Other Fees	$—	$—
Total Fees Billed	$1,234,014	$1,231,755

(1)
Audit fees were for professional services rendered for the audit of the Company's annual financial statements and related audit of the Company's internal control over financial reporting, the review of quarterly financial statements and the preparation of statutory and regulatory filings. Tax fees include professional services related to annual tax compliance and professional services related to tax planning, tax reform and tax advisory services. In addition to the fees above, the Company also reimbursed Deloitte & Touche for out-of-pocket expenses, which were less than $100,000 in fiscal 2025 and fiscal 2024. The Audit Committee of our Board of Directors considered that the provision of the services and the payment of these fees are compatible with maintaining the independence of Deloitte & Touche LLP.
(2)
The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by our independent auditors. The Audit Committee or the Audit Committee Chairman reviews and, if appropriate, approves non-audit service engagements, taking into account the proposed scope of the non-audit services, the proposed fees for the non-audit services, whether the non-audit services are permissible under applicable law or regulation and the likely impact of the non-audit services on the independence of the independent auditors. The Audit Committee has delegated certain of its pre-approval authority to the Chairman of the Audit Committee to act between meetings of the Audit Committee. Any pre-approval given by the Chairman of the Audit Committee pursuant to this delegation is presented to the full Audit Committee at its next regularly scheduled meeting. Each new engagement of our independent auditors to perform non-audit services has been approved in advance by our Audit Committee or the Chairman of our Audit Committee pursuant to the foregoing procedures.

www.strattec.com 39

Principle Shareholders / Security Ownership

PRINCIPLE SHAREHOLDERS

Security Ownership

The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of August 15, 2025 by (1) each director and named executive officer (as defined below), (2) all directors and current executive officers as a group, and (3) each person or other entity known by us to beneficially own more than 5% of our outstanding Common Stock.

We have determined beneficial ownership in accordance with the rules of the Commission. Shares of our Common Stock subject to options that are either currently exercisable or exercisable within 60 days of August 15, 2025 are treated as outstanding and beneficially owned by the option holder for the purpose of computing the percentage ownership of the option holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The table lists applicable percentage ownership based on 4,160,284 shares of Common Stock outstanding as of August 15, 2025.

			Nature of Beneficial Ownership

Name and Address of Beneficial Owner (1)	Total Number Of Shares Beneficially Owned	Percent of Class	Sole Voting and Investment Power	Sole Voting or Investment Power	Shared Voting and Investment Power	Shared Voting or Investment Power	Sole Voting Power Only (2)

Principal Shareholders:
GAMCO Investors, Inc. (3)	777,820	18.7%	770,520	7,300	—	—	—
Dimensional Fund Advisors LP (4)	297,957	7.2%	223,464	229,957	—	—	—
Gabelli Equity Series Funds, Inc. – The Gabelli Small Cap Growth Fund (5)	253,000	6.1%	253,000	—	—	—	—
Vanguard Group Inc. (6)	208,212	5.0%	—	206,609	—	1,603	—
Directors, Nominees and Executive Officers:
Thomas W. Florsheim, Jr.	18,455	0.4%	15,548	—	—	—	2,907
Bruce M. Lisman	8,505	0.2%	6,298	—	—	—	2,207
Tina Chang	7,755	0.2%	4,848	—	—	—	2,907
F. Jack Liebau, Jr.	5,505	0.1%	3,298	—	—	—	2,207
Matteo Anversa	2,207	0.1%	—	—	—	—	2,207
Jennifer L. Slater	71,610	1.7%	12,618	—	—	—	58,992
Rolando J. Guillot	29,790	0.7%	26,340	—	—	—	3,450
Matthew P. Pauli	5,191	0.1%	—	—	—	—	5,191
All directors, nominees and executive officers as a group (10 persons)	163,798	3.9%	80,880	—	—	—	82,918

*Less than 1%.

(1)
Unless otherwise indicated in the other footnotes, the address for each person listed is 3333 West Good Hope Road, Milwaukee, Wisconsin 53209.
(2)
All shares listed are unvested shares of restricted stock issued and outstanding under our Amended and Restated Stock Incentive Plan or our 2024 Equity Incentive Plan as of August 15, 2025.
(3)
Mario J. Gabelli and on behalf of certain entities which he directly or indirectly controls, including the following, GAMCO Investors, Inc., GAMCO Asset Management Inc., Gabelli Funds LLC, Gabelli & Company Investment Advisers, Inc., Teton Advisors, Inc. GGCP, Inc., Associated Capital Group, Inc., and Gabelli Foundation, Inc. (collectively “GAMCO”), One Corporate Center, Rye, New York 10580, filed a Schedule 13D/A dated as of July 22, 2025 reporting that as of July 21, 2025 GAMCO beneficially owned 777,820 shares of Common Stock over which GAMCO has sole investment power. The shares of Common Stock beneficially owned by GAMCO include 770,520 shares of Common Stock as to which GAMCO has sole voting power.

40 Strattec | 2025 Proxy Statement

Principle Shareholders / Security Ownership

(4)
Dimensional Fund Advisors LP (“Dimensional”), 6300 Bee Cave Road, Austin, Texas 78746, filed a Schedule 13G/A dated February 9, 2024, reporting that as of December 29, 2023 it was the beneficial owner of 229,957 shares of Common Stock as a result of acting as an investment adviser to various investment companies, commingled group trusts and separate accounts. The shares of Common Stock beneficially owned by Dimensional include 223,464 shares of Common Stock as to which Dimensional has sole voting power and 229,957 shares of Common Stock as to which Dimensional has sole investment power.
(5)
Gabelli Equity Series Funds, Inc. – The Gabelli Small Cap Growth Fund (“Gabelli Equity”), One Corporate Center, Rye, New York 10580, filed a Schedule 13G/A dated January 16, 2024 reporting that as of December 31, 2023 it was the beneficial owner of 253,000 shares of Common Stock, with sole voting and investment power over all such shares.
(6)
Vanguard Group Inc. (“Vanguard”), 100 Vanguard Blvd., Malvern, PA 19355, filed a Schedule 13G dated July 29, 2025, reporting that as of June 30, 2025 it was the beneficial owner of 233,657 shares of Common Stock as a result of acting as an investment adviser to various investment companies and other managed accounts. The shares of Common Stock beneficially owned by Dimensional include 230,441 shares of Common Stock as to which Vanguard has sole investment power and 3,216 shares of Common Stock as to which Vanguard has shared investment power.

The above beneficial ownership information is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as required for purposes of this Proxy Statement. This information should not be construed as an admission of beneficial ownership for other purposes.

www.strattec.com 41

Additional Information / Proxies and Voting Procedures

ADDITIONAL INFORMATION

Proxies and Voting Procedures

The shares represented by each valid proxy received in time will be voted at the Annual Meeting and, if a choice is specified in the form of proxy, it will be voted in accordance with that specification. If you submit a proxy without providing voting instructions, the shares represented by that proxy will be voted “For”:

•
election to the Board of Directors of the six nominees named in the accompanying Proxy Statement as directors to serve until the 2026 Annual Meeting of Shareholders;
•
approval of the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 28, 2026;
•
approval, on an advisory basis, of the resolution approving compensation of our named executive officers.

If any other matters are properly presented at the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have the authority to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the Annual Meeting is adjourned or postponed, a proxy will remain valid and may be voted at the adjourned or postponed meeting. As of the date of printing of this Proxy Statement, we do not know of any other matters that are to be presented at the Annual Meeting other than those matters listed above.

Shareholders may revoke proxies at any time to the extent they have not been exercised by giving us written notice or by delivering a later executed proxy. Attendance at the Annual Meeting will not automatically revoke a proxy, but a record shareholder attending the Annual Meeting may request a ballot and vote in person, thereby revoking a prior granted proxy. The cost of solicitation of proxies will be borne by Strattec. Shareholders holding shares in brokerage accounts (“street name” holders) who wish to vote at the Annual Meeting will need to obtain a proxy form and voting instructions from the institution that holds their shares. Solicitation will be made primarily by use of the mail; provided, however, some solicitation may be made by our management employees, without payment of any additional compensation, by telephone, by facsimile, by email or in person.

A “broker non-vote” occurs when a beneficial owner holds the shares of common stock in “street name” through a broker, bank, or other holder of record who is considered the registered shareholder with respect to those shares, and the beneficial owner does not provide the broker, bank, or other holder of record with instructions within the required timeframe before the Annual Meeting as to how to vote the shares on “non-routine” matters. Under NYSE rules, your broker, bank, or other holder of record cannot vote your shares of common stock on non-routine matters unless it receives instructions from you as to how to vote. NYSE determines which matters are routine or non-routine.

Shareholders Entitled to Vote

Only shareholders of record at the close of business on August 15, 2025 will be entitled to notice of and to vote at the Annual Meeting. On the record date, we had issued and outstanding 4,160,284 shares of our common stock, $0.01 par value per share (the “Common Stock”) entitled to one vote per share.

Quorum; Required Vote

A majority of the votes entitled to be cast at the Annual Meeting, represented either in person or by proxy, shall constitute a quorum with respect to the meeting. Under Wisconsin law and our Articles and Bylaws (as amended), the vote required for approval of the matters specified in the Notice of the Annual Meeting is as follows:

•
The Company has previously adopted a majority voting standard in uncontested elections of directors. Accordingly, for an uncontested election a majority of the votes properly cast in favor of the election of each nominee director is required for the election of that director. A majority of the votes cast means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” with respect to that director’s election. In the event of a contested election of directors, a plurality of votes cast is required for the election of directors. This means that in contested elections the director nominees with the most votes received will be elected to fill the open directorship positions.

42 Strattec | 2025 Proxy Statement

Additional Information / Quorum; Required Vote

•
Approval of the ratification of Deloitte & Touche LLP as our independent auditor for the fiscal year ending June 28, 2026 requires the number of properly cast votes in favor of this proposal to exceed the number of properly cast votes against this proposal.
•
Approval of the non-binding advisory proposal on executive compensation requires the number of properly cast votes in favor of this proposal to exceed the number of properly cast votes against this proposal.
•
Approval of any other matter that may properly be presented at the Annual Meeting will require the number of properly cast votes in favor of such matter to exceed the number of properly cast votes against such matter.

Abstentions and broker nonvotes (i.e., shares held by brokers in “street name,” voting on certain matters due to discretionary authority or instructions from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owner) will count toward the quorum requirement but will not count as votes cast in the determination of whether the directors are elected or whether such other matters noted above are approved. The Inspector of Election appointed by our Board of Directors will count the votes and ballots.

Annual Report to the Securities and Exchange Commission on Form 10-K

We are required to file an annual report, called a Form 10-K, with the Securities and Exchange Commission. A copy of Form 10-K for the fiscal year ended June 29, 2025 will be made available, without charge, to any person entitled to vote at the Annual Meeting. The written request related to the foregoing should be directed to Matthew Pauli, Chief Financial Officer and Secretary, Strattec Security Corporation, 3333 West Good Hope Road, Milwaukee, Wisconsin 53209.

Shareholder Proposals

Any shareholder who desires to submit a proposal for inclusion in our 2026 Proxy Statement in accordance with Rule 14a-8 must submit the proposal in writing to Matthew Pauli, Chief Financial Officer and Secretary, Strattec Security Corporation, 3333 West Good Hope Road, Milwaukee, Wisconsin 53209. We must receive a proposal by June 17, 2026 (120 days prior to the anniversary of the 2026 Annual Meeting) in order to consider the proposal for inclusion in our 2026 Proxy Statement.

Shareholder proposals that are not intended to be included in the proxy materials for the 2026 Annual Meeting of Shareholders, but that are to be presented by a shareholder from the floor are subject to advance notice provisions in our By-laws. According to our by-laws, in order to be properly brought before the meeting, a proposal not intended for inclusion in our proxy materials must be received at our principal offices no later than July 17, 2025, which is 90 calendar days prior to the anniversary of this year’s meeting date. The notice must set forth the information in Section 2.01 of our By-laws. If the notice does not comply with the requirements set forth in our by-laws, the chairman of the meeting may refuse to acknowledge the matter. If the chairman of the meeting decides to present a proposal despite its untimeliness, the people named in the proxies solicited by the Board of Directors for the 2025 Annual Meeting of Shareholders will have the right to exercise discretionary voting power with respect to such proposal.

In addition to satisfying the notice requirements under our by-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 17, 2025, 90 calendar days prior to the anniversary of the 2025 Annual Meeting.

Section 16(a) Reports

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors, officers and persons who beneficially own 10% or more of the common stock are required to file reports specifying their initial ownership of common stock and subsequent changes in that ownership to the Commission. These reports are required to be filed within specified time periods established by the Commission. Based solely on our review of reports filed with the Commission, we believe that no director, officer, or 10% shareholder failed to timely file any report required by Section 16(a) to have been filed in fiscal 2025.

www.strattec.com 43

Additional Information / Proxies and Voting Procedures

Other Matters

Our directors know of no other matters to be brought before the meeting. If any other matters properly come before the meeting, including any adjournment or adjournments thereof, it is intended that proxies received in response to this solicitation will be voted on such matters in the discretion of the person or persons named in the accompanying proxy form.

BY ORDER OF THE BOARD OF DIRECTORS
Strattec Security Corporation

Matthew Pauli, Secretary

Milwaukee, Wisconsin

September 11, 2025

44 Strattec | 2025 Proxy Statement

STRATTEC P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Strattec Security Corporation Annual Meeting of Stockholders For Stockholders of record as of August 15, 2025 Wednesday, October 15, 2025 8:00 AM, Central Time The Pfister Hotel 424 E Wisconsin Ave, Milwaukee, WI 53202 Internet: www.proxypush.com/STRT Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-612-5723 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided YOUR VOTE IS IMPORTANT PLEASE VOTE BY: 11:59 PM, Central Time, October 14, 2025. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Jennifer L. Slater and Matthew P. Pauli (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Strattec Security Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

STRATTEC Strattec Security Corporation Annual Meeting of Stockholders Please make your marks like this: THE BOARD OR DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. Election of Directors FOR AGAINST ABSTAIN 1.01 Tina Chang FOR 1.02 Thomas J. Florsheim, Jr. FOR 1.03 Bruce M. Lisman FOR 1.04 F. Jack Liebau, Jr. FOR 1.05 Jennifer L. Slater FOR 1.06 Matteo Anversa FOR FOR AGAINST ABSTAIN 2. Advisory Vote to Approve Executive Compensation FOR 3. Ratification of Appointment of Independent Registered Public Accounting Firm FOR Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date